UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

GERON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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GERON CORPORATION
149 Commonwealth Drive, Suite 2070
Menlo Park, CA 94025

April 4, 2014

Dear Geron Stockholder:

     You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Geron Corporation, which will be held on May 20, 2014 at 8:00 a.m. Pacific Daylight Time at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, CA 94065. In addition, we will be hosting the meeting via conference call which can be accessed via telephone by dialing 866-318-8614 (U.S.); 617-399-5133 (international). The passcode is 71317250. A live audio-only webcast will also be available at http://edge.media-server.com/m/p/7awtbx5k/lan/en.

     As permitted by the rules of the Securities and Exchange Commission, or the SEC, we are also pleased to furnish our proxy materials to stockholders primarily over the Internet. We believe this process will expedite stockholders’ receipt of materials, lower the costs of our annual meeting and reduce the environmental impact of printing and mailing hard copies. Stockholders who continue to receive hard copies of proxy materials may help us reduce costs by opting to receive future proxy materials by e-mail.

     On or about April 8, 2014, we will distribute to our stockholders a notice containing instructions on how to access our 2014 Proxy Statement and our 2013 Annual Report on Form 10-K, and how to vote online. This notice also will include instructions on how you can receive a paper copy of the proxy materials, including the notice of the Annual Meeting, 2014 Proxy Statement, 2013 Annual Report on Form 10-K and proxy card. If you received your proxy materials by mail, the notice of Annual Meeting, 2014 Proxy Statement, 2013 Annual Report on Form 10-K and proxy card from our Board of Directors were enclosed. If you received your proxy materials via e-mail, the e-mail contained voting instructions and links to the 2014 Proxy Statement and 2013 Annual Report on Form 10-K.

     At this year’s Annual Meeting, the agenda includes the following items:

  election of Directors;

  approval of our 2014 Employee Stock Purchase Plan;

  advisory vote to approve named executive officer compensation; and

  ratification of Ernst & Young LLP as our independent registered public accounting firm.

     Your vote is important to us. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope.

     Thank you for your ongoing support of, and continued interest in, Geron Corporation.

Sincerely,

John A. Scarlett, M.D. President and Chief Executive Officer

GERON CORPORATION
149 Commonwealth Drive, Suite 2070
Menlo Park, CA 94025
________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2014

To the Stockholders of Geron Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GERON CORPORATION, a Delaware corporation (the “Company”), will be held on May 20, 2014, at 8:00 a.m. Pacific Daylight Time at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, CA 94065. Stockholders may also access the meeting via telephone by dialing 866-318-8614 (U.S.) or 617-399-5133 (international). The passcode is 71317250. A live audio-only webcast will also be available at http://edge.media-server.com/m/p/7awtbx5k/lan/en. The meeting will be held for the following purposes:

1.	To elect the three nominees for director named in the accompanying proxy statement, or the Proxy Statement, to hold office as Class III members of the Board of Directors until the 2017 annual meeting of stockholders;

2.	To approve the 2014 Employee Stock Purchase Plan;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement;

4.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 24, 2014, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock held at that time.

     Your Vote Is Important To Us. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

Stephen N. Rosenfield Executive Vice President, General Counsel and Corporate Secretary
Menlo Park, California April 4, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Letter to Stockholders, Notice and 2014 Proxy Statement, and 2013 Annual Report on Form 10-K are available at
www.proxyvote.com.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SUBMIT
YOUR PROXY PROMPTLY IN ORDER TO ASSURE THAT A QUORUM IS PRESENT.

GERON CORPORATION
149 Commonwealth Drive, Suite 2070
Menlo Park, CA 94025
________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2014
________________

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

     We have sent you a Notice of Availability of Proxy Materials (the “Notice”) or our proxy materials, as applicable, because the Board of Directors (the “Board”) of Geron Corporation, a Delaware corporation (“Geron”, the “Company”, “we” or “us”), is soliciting your proxy to vote at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 20, 2014, at 8:00 a.m. Pacific Daylight Time at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, CA 94065 or at any adjournment or postponement thereof. You may vote by proxy over the Internet, by phone or by mail, if you requested printed copies of the proxy materials.

     We intend to distribute the Notice and the proxy materials on or about April 8, 2014 to all stockholders of record entitled to vote at the Annual Meeting.

What is the purpose of the Annual Meeting?

     At our Annual Meeting, stockholders will act upon the matters described in this Proxy Statement. In addition, following the meeting, management will report on current events at Geron and respond to questions from stockholders.

How can I attend the Annual Meeting?

     All stockholders are cordially invited to attend the Annual Meeting in person at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, CA 94065. For directions to attend the Annual Meeting, please contact our Investor Relations department at (650) 473-7765 or by email at investor@geron.com. Stockholders may also access the meeting via telephone by dialing 866-318-8614 (U.S.) or 617-399-5133 (international). The passcode is 71317250. A live audio-only webcast will also be available at http://edge.media-server.com/m/p/7awtbx5k/lan/en via the Internet. The Annual Meeting will start at 8:00 a.m., Pacific Daylight Time, on May 20, 2014.

How can I participate in the Annual Meeting if I cannot attend in person?

     If you cannot attend the meeting in person, stockholders may participate via telephone by dialing 866-318-8614 (U.S.) or 617-399-5133 (international). The passcode is 71317250. We recommend that stockholders dial in at least 10 minutes early to minimize any delay in joining the meeting. Participants via telephone will also have an opportunity to ask questions during the meeting.

     The Annual Meeting will also be available via the Internet in a live audio-only webcast available at http://edge.media-server.com/m/p/7awtbx5k/lan/en. The audio webcast of the Annual Meeting will be available for replay approximately one hour following the live meeting through June 20, 2014. Since the webcast is audio-only, participants will be unable to ask questions in this forum.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

     We are pleased to continue to apply the SEC rule that allows companies to furnish their proxy materials over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials and cast your vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

Why did I receive a full set of proxy materials instead of a Notice regarding the Internet availability of proxy materials?

     We are providing paper copies of the proxy materials to stockholders who previously requested to receive them. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the Internet and, when prompted, indicate that you agree to receive or access future stockholder communications electronically. Alternatively, you can go to www.proxyvote.com and enroll for online delivery of proxy materials.

How can I access the proxy materials over the Internet?

     You may view and also download our proxy materials, including the 2013 Annual Report on Form 10-K, at www.proxyvote.com.

How do I order proxy materials if I have not received them?

     This Proxy Statement and Geron’s 2013 Annual Report on Form 10-K are available at www.proxyvote.com. Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you have not received a copy of our proxy materials and would like to receive one for the Annual Meeting or for future stockholder meetings, you may request printed copies as follows:

  by telephone: call 1-800-579-1639 free of charge and follow the instructions;

  by Internet: go to www.proxyvote.com and follow the instructions; or

  by e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-Digit Control Number located in your Notice in the subject line.

Who can vote at the Annual Meeting?

     Only holders of record at the close of business on March 24, 2014 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, we had 156,898,895 shares of common stock, par value $0.001 per share (“Common Stock”), outstanding. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The stock transfer books will not be closed between the Record Date and the Annual Meeting date. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of ten days prior to the Annual Meeting and during the Annual Meeting.

What am I voting on at the Annual Meeting?

     You are being asked to vote on three proposals, as follows:

Proposal 1	To elect the three nominees for director named in this Proxy Statement to hold office as Class III members of our Board of Directors until the 2017 annual meeting of stockholders;

Proposal 2	To approve the 2014 Employee Stock Purchase Plan;

Proposal 3	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement; and

Proposal 4	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

What are the choices in voting?

     For Proposal 1, you may either vote “For” all nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposals 2, 3 and 4, you may vote “For” or “Against” or “Abstain” from voting.

What is the recommendation of the Board on each of the matters scheduled to be voted on at the Annual Meeting?

     The Board of Directors recommends that you vote:

  FOR the nominees to the Board of Directors (Proposal 1);

  FOR the approval of the 2014 Employee Stock Purchase Plan (Proposal 2);

  FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement (Proposal 3); and

  FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 4).

Could other matters be decided at the Annual Meeting?

     Our Bylaws require that we receive advance notice of any proposal to be brought before the Annual Meeting by our stockholders, and we have not received notice of any such proposals. If any other matter were to be properly submitted for a vote at the Annual Meeting, the proxy holders appointed by the Board will have the discretion to vote on those matters for you as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

What is the difference between holding shares as a stockholder of record or as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name

     You are a stockholder of record if at the close of business on March 24, 2014, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you may vote during the Annual Meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     You are a beneficial owner, if at the close of business on March 24, 2014, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization and not in your name. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. Being a beneficial owner means that, like most stockholders, your shares are held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Refer to the section below “What are broker non-votes?” for more information.

How do I vote my shares and what are the voting deadlines?

     Please refer to the proxy card for instructions on, and access information for, voting by telephone, over the Internet or by mail.

Stockholder of Record: Shares Registered In Your Name

     If you are a stockholder of record, there are several ways for you to vote your shares.

  Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 19, 2014.

  By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 12-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 19, 2014.

  By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 19, 2014 to be voted at the Annual Meeting.

  During the Annual Meeting. Stockholders may also submit their vote if they attend the meeting in person.

     The Internet and telephone voting procedures described above, which comply with Delaware law, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If you are a beneficial owner of your shares, you should have received a Notice or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Please contact your bank, broker or other agent if you have questions about their instructions on how to vote your shares. To vote during the 2014 Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent, and attend the meeting in person to submit your vote.

Geron Plan Participants

     As trustee of the Geron 401(k) Plan, Prudential Bank and Trust FSB will receive a proxy that incorporates all the shares owned by the Geron 401(k) Plan and will vote such proxy as directed by the Geron 401(k) sponsor.

     Shares purchased through the 1996 Employee Stock Purchase Plan will follow standard brokerage industry practices. Shares held in the name of the broker will be voted on behalf of the holder on certain routine matters. To the extent the brokerage firm votes shares on the behalf of the holder, the shares will be counted for the purpose of determining a quorum.

Can I vote my shares by filling out and returning the Notice?

     No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, or by requesting and returning a paper proxy card or voting instruction card.

How many votes are needed to approve a proposal?

     A quorum of stockholders is necessary to hold a valid meeting. In order to constitute a quorum and to transact business at the Annual Meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Proposal Number	Proposal	Vote Required
1	To elect the three nominees for director named in this Proxy Statement to hold office as Class III members of our Board of Directors until the 2017 annual meeting of stockholders.	The three nominees receiving the most “FOR” votes properly cast in person or by proxy will be elected. Only votes “FOR” or “WITHHOLD” will affect the outcome of the vote.
2	To approve the 2014 Employee Stock Purchase Plan.

The affirmative vote of the holders of a majority of the shares present or represented, in person or by proxy at this meeting. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

3	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.

The affirmative vote of the holders of a majority of the shares present or represented, in person or by proxy at this meeting. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal. However, this proposal is advisory and non-binding upon us.

4	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

The affirmative vote of the holders of a majority of the shares present or represented, in person or by proxy, at this meeting. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

     Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. For more information on this policy see “Corporate Governance Matters—Corporate Governance Guidelines” below.

What are “broker non-votes”?

     Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares on how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of Geron Common

Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee on how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

     The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 4) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal 4. The election of directors (Proposal 1), the approval of the 2014 Employee Stock Purchase Plan (Proposal 2) and the advisory vote on the compensation of our named executive officers (Proposal 3) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposals 1, 2 and 3.

What does it mean if I receive more than one proxy card?

     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How will your proxy be voted?

     Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Election will count the number of “Withhold” votes received for the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See “What are “broker non-votes?” and “Which ballot measures are considered “routine” or “non-routine”?” above for more information regarding “routine” and “non-routine” matters.

Can I revoke or change my vote after I submit my proxy?

Stockholder of Record: Shares Registered In Your Name

     If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

  signing and returning a new proxy card with a later date;

  submitting a later-dated vote by telephone or via the Internet — only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on May 19, 2014 will be counted;

  attending the Annual Meeting in person and voting again; or

  delivering a written revocation to our Corporate Secretary at Geron’s offices, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

Is my vote confidential?

     Yes. Proxy cards, ballots and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. In addition, all comments written on a proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

How can I obtain a copy of Geron’s Annual Report on Form 10-K?

     We will mail to you without charge, upon written request, a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2013, as well as a copy of any exhibit specifically requested. Requests should be sent to: Corporate Secretary, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025. A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov). You may also view and download our 2013 Annual Report on Form 10-K on our website at www.geron.com as well as www.proxyvote.com.

How can I find out the results of the voting at the Annual Meeting?

     Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published by Geron in a Current Report on Form 8-K, filed with the SEC, that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

     We will pay the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone or other electronic means, or in person, by our directors, officers, or other regular employees, or at our request, by Alliance Advisors, LLC. No additional compensation will be paid to directors, officers or other regular employees for such services, but Alliance Advisors will be paid its customary fee, estimated to be $5,000, to render solicitation services.

When are stockholder proposals due for next year’s Annual Meeting?

     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 9, 2014, to our Corporate Secretary at Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California, 94025, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if our 2015 Annual Meeting of Stockholders is not held between April 20, 2015 and June 19, 2015, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

     If you wish to bring a proposal before the stockholders or nominate a director at the 2015 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not earlier than the close of business on January 20, 2015 and not later than the close of business on February 19, 2015. However, if our 2015 Annual Meeting of Stockholders is not held between April 20, 2015 and July 19, 2015, then the deadline will be the 90th day prior to the 2015 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2015 Annual Meeting of Stockholders was first made. We also advise you to review Geron’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairman of the 2015 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our Proxy Statement. For additional discussion, refer to the section entitled “Stockholder Nominations and Proposals for 2015 Annual Meeting” on page 62.

What is householding and how does it affect me?

     Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement and 2013 Annual Report on Form 10-K or the Notice may have been sent to multiple stockholders in a stockholder’s household. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate copies of the proxy statement, annual report or the notice of internet availability, please notify your broker or our Investor Relations department. We will promptly deliver copies of the Proxy Statement and our 2013 Annual Report on Form 10-K or the Notice to any stockholder who contacts our Investor Relations department at (650) 473-7765 or by mail addressed to Investor Relations, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or our Investor Relations department to request mailing of a single copy of the proxy statement and annual report.

MATTERS TO BE CONSIDERED AT THE 2014 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

     Our Board currently consists of eight members, seven of which are “independent,” as that term is defined by NASDAQ Rule 5605(a)(2). Proxies may only be voted for the three Class III directors nominated for election at the Annual Meeting. Our Bylaws provide for the classification of the Board into three classes, as nearly equal in number as possible, with staggered terms of office. Our Bylaws also provide that upon expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

     The term of office of the Class III directors will expire at the Annual Meeting in May 2014. Two of the nominees, V. Bryan Lawlis, Ph.D. and Susan M. Molineaux, Ph.D., are currently serving as our directors, but have not been previously elected by our stockholders. Ms. Eastham was previously elected to our Board by our stockholders in 2011. The Class I directors, Thomas Hofstaetter, Ph.D., John A. Scarlett, M.D., and Robert J. Spiegel, M.D., FACP, have one year remaining on their terms of office. The Class II directors, Hoyoung Huh, M.D., Ph.D., and Daniel M. Bradbury, have two years remaining on their terms of office.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
For a Three Year Term Expiring at the
2017 Annual Meeting

     The Board has selected three nominees for Class III directors, all of whom are currently directors of Geron. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy at the meeting. The three nominees receiving the highest number of “For” votes will be elected as Class III directors of Geron. The election of directors is a non-routine matter on which a broker or other nominee is not empowered to vote. Accordingly, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for election.

     Set forth below is a brief biography of each nominee for Class III director, including their ages, the periods during which they have served as a director of Geron, and information furnished by them as to principal occupations and public company directorships held by them. The biographies below also include a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to conclude, as of the date of this Proxy Statement, that each nominee for Class III director should continue to serve as a director. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

Class III Director Nominees (Term Expiring at the 2017 Annual Meeting)

Name	Age	Principal Occupation
Karin Eastham	64	Independent Director
V. Bryan Lawlis, Ph.D.	62	President and Chief Executive Officer, Itero Biopharmaceuticals LLC
Susan M. Molineaux, Ph.D.	60	President and Chief Executive Officer, Calithera Biosciences, Inc.

     Karin Eastham has served as a director of Geron since March 2009. Ms. Eastham also serves as a director for MorphoSys AG, a Frankfurt Stock Exchange-listed biotechnology company; Illumina, Inc., a manufacturer of life science tools and reagents; and Veracyte, Inc., a privately held molecular diagnostics company. Ms. Eastham also served in the past five years as a director of Trius Therapeutics, Inc., a biopharmaceutical company, from 2009 until its sale in 2013; Amylin Pharmaceuticals, Inc., a biopharmaceutical company, from 2005 until its sale in 2012; Genoptix, Inc., a provider of specialized laboratory services, from 2008 until its sale in 2011; Tercica, Inc., a biopharmaceutical company, from 2003 until its sale in 2008; and SGX Pharmaceuticals, Inc., a biopharmaceutical company, from 2005 until its sale in 2008. From May 2004 to September 2008, she served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research. From 1999 to 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, a biopharmaceutical company, from 1976 to 1988. Ms. Eastham holds a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant.

     The Board believes Ms. Eastham’s understanding of biotechnology companies combined with her business leadership and financial experience, her contributions to the Board’s understanding of corporate governance and strategy for life sciences companies through her experience as a director in the biopharmaceutical industry and her extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions, qualifies Ms. Eastham to be nominated as a director.

     V. Bryan Lawlis, Ph.D., has served as a director of Geron since March 2012. He currently serves as a director for BioMarin Pharmaceuticals, Inc., a biopharmaceutical company specializing in rare genetic diseases, KaloBios Pharmaceuticals, Inc., a biopharmaceutical company specializing in customized antibodies for the treatment of human disease, and several privately-held biotechnology companies. Dr. Lawlis is the President and Chief Executive Officer of Itero Biopharmaceuticals LLC, a privately-held, early stage biopharmaceutical company that he co-founded in 2006. Dr. Lawlis served as President and Chief Executive Officer of Aradigm Corporation, a specialty drug company focused on drug delivery technologies, from August 2004, and served on its board of directors from February 2005 continuing in both capacities until August 2006. Dr. Lawlis served as Aradigm Corporation’s President and Chief Operating Officer from June 2003 to August 2004 and its Chief Operating Officer from November 2001 to June 2003. Previously, Dr. Lawlis co-founded Covance Biotechnology Services, a contract biopharmaceutical manufacturing operation, served as its President and Chief Executive Officer from 1996 to 1999, and served as Chairman from 1999 to 2001, when it was sold to Diosynth RTP, Inc., a division of Akzo Nobel, NV. From 1981 to 1996, Dr. Lawlis was employed at Genencor, Inc. and Genentech, Inc. His last position at Genentech was Vice President of Process Sciences. Dr. Lawlis holds a B.A. in microbiology from the University of Texas at Austin and a Ph.D. in biochemistry from Washington State University.

     The Nominating and Corporate Governance Committee evaluated Dr. Lawlis’ qualifications upon recommendation from Dr. Scarlett and recommended the election of Dr. Lawlis to the Board in March 2012. The Board believes Dr. Lawlis’ extensive experience in manufacturing biotechnology and other pharmaceutical products, research and development of drug products and managing and conducting clinical trials and drug regulatory processes, qualifies Dr. Lawlis to be nominated as a director.

     Susan M. Molineaux, Ph.D., has served as a director of Geron since September 2012. She has been Chief Executive Officer and President of Calithera Biosciences, Inc., a privately-held biotechnology company developing oncology therapeutics, since co-founding the company in June 2010. Prior to Calithera, Dr. Molineaux co-founded Proteolix, Inc., a privately-held oncology-oriented biopharmaceutical company, where she served as Chief Scientific Officer from December 2003 until December 2005 and from February 2009 until November 2009, and as President and Chief Executive Officer from January 2006 until February 2009. Dr. Molineaux was responsible for leading the development of Proteolix’s second-generation proteasome inhibitor, carfilzomib (now marketed as Kyprolis), for the treatment of multiple myeloma, from discovery through completion of clinical trials for accelerated approval, until the company’s acquisition by Onyx Pharmaceuticals, Inc., a global oncology-oriented biopharmaceutical company, in November 2009. From 2000 to 2003, Dr. Molineaux served as Vice President of Biology at Rigel Pharmaceuticals, Inc., a biopharmaceutical company focused on inflammatory and autoimmune diseases. She served as Vice President of Biology at Praelux, Inc. from 1999 to 2000, and from 1994 through 1999, as Vice President of Drug Development at Praecis Pharmaceuticals, Inc., an oncology-focused biopharmaceutical company. From 1989 until 1994, she was a scientist in the Immunology group at Merck & Co., a pharmaceutical company. Dr. Molineaux holds a B.S. in biology from Smith College and a Ph.D. in molecular biology from Johns Hopkins University, and completed a postdoctoral fellowship at Columbia University. She currently serves as the Chairman of Bay Bio, Northern California’s Life Science Association, and as a member of the board of directors of We Teach Science, a San Francisco Bay Area mentoring program for students in math and science.

     The Nominating and Corporate Governance Committee evaluated Dr. Molineaux’s qualifications upon recommendation from Dr. Scarlett and recommended the election of Dr. Molineaux to the Board in September 2012. The Board believes Dr. Molineaux’s extensive experience in pharmaceutical and oncology drug development, and her expertise in managing and conducting clinical trials, qualifies Dr. Molineaux to be nominated as a director.

Vote Required and Board Recommendation

     Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy at the meeting. The three nominees receiving the highest number of “FOR” votes properly cast in person or by proxy at the meeting will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Nominating and Corporate Governance Committee and Board may propose. Broker non-votes will not have any effect on the outcome of this proposal. In tabulating the voting results for the election of directors, only “FOR” and “WITHHOLD” votes are counted.

     Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. For more information on this policy see “Corporate Governance Matters—Corporate Governance Guidelines” below.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR the Election of Each Nominee to the Board of Directors

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     Set forth below is a brief biography of each continuing director composing the remainder of the Board with terms expiring as shown, including their ages, the periods during which they have served as a director of Geron, and information furnished by them as to principal occupations and public company directorships held by them. The biographies below also include a discussion of the specific experience, qualifications, attributes or skills of each continuing director that led the Nominating and Corporate Governance Committee and the Board to conclude, as of the date of this Proxy Statement, that the applicable director should continue to serve as a director.

Class I Directors (Term Expiring at the 2015 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Thomas Hofstaetter, Ph.D.	65	Independent Director
John A. Scarlett, M.D.	63	President and Chief Executive Officer
Robert J. Spiegel, M.D., FACP	64	Chief Medical Officer, PTC Therapeutics, Inc.

     Thomas Hofstaetter, Ph.D., has served as a director of Geron since March 2010. Dr. Hofstaetter also serves as a director for BioAlliance Pharma SA, a French company focused on drugs for the treatment of cancer and orphan-status diseases. Dr. Hofstaetter was President, Chief Executive Officer and a director of VaxInnate Corporation, a privately-held biotechnology vaccine company, from January 2010 to December 2011. From September 2004 to October 2009, Dr. Hofstaetter was Senior Vice President, Corporate Development and Head of Global Business Development and a member of the Wyeth Management Committee at Wyeth, Inc., a global pharmaceutical company. At Wyeth, he closed more than 70 transactions, including acquisitions of biotechnology companies, in-licensing of products and broad technology collaborations. From December 1999 to August 2004, Dr. Hofstaetter was Senior Vice President of Corporate Development of Aventis, a global pharmaceutical company. While at Aventis, he was responsible for more than 100 transactions including research alliances, product in- and out-licensing, divestments and spin-outs. In 1978, Dr. Hofstaetter joined Behringwerke AG in Germany as a research scientist and rose to become Head of Research in 1988 and head of the Immunology/Oncology business unit in 1989. From 1991 to 1999, Dr. Hofstaetter served in various executive managerial positions around the world, including the United States, Japan, France and his native Germany, with Hoechst Pharma, a global pharmaceutical company. Dr. Hofstaetter holds a Master of Science degree in biochemistry and a Ph.D. in molecular biology, magna cum laude, from the University of Tuebingen in Germany. From 2001 to 2004, he was a director of Merial Limited, a joint venture between Aventis and Merck & Co. focusing on pharmaceutical products and vaccines for livestock, pets and wildlife. From 2000 to 2004, he was a member of the board of trustees of the New Jersey Symphony Orchestra.

     The Board believes Dr. Hofstaetter’s expertise with numerous technology transactions developed through his roles as a senior executive responsible for corporate development and his significant operating and management knowledge of large, global pharmaceutical companies, qualifies Dr. Hofstaetter to serve as a director.

     John A. Scarlett, M.D., has served as our Chief Executive Officer and a director since September 2011 and President since January 2012. Prior to joining Geron, Dr. Scarlett served as President, Chief Executive Officer and a member of the board of directors of Proteolix, Inc., a privately-held oncology-oriented biopharmaceutical company, from February 2009 until its acquisition by Onyx Pharmaceuticals, Inc., an oncology-oriented biopharmaceutical company, in November 2009. From February 2002 until its acquisition by Ipsen, S.A. in October 2008, Dr. Scarlett served as the Chief Executive Officer and a member of the board of directors of Tercica, Inc., an endocrinology-oriented biopharmaceutical company, and also as its President from February 2002 through February 2007. From March 1993 to May 2001, Dr. Scarlett served as President and Chief Executive Officer of Sensus Drug Development Corporation. In 1995, he co-founded Covance Biotechnology Services, Inc., a contract biopharmaceutical manufacturing operation, and served as a member of its board of directors from inception to 2000. From 1991 to 1993, Dr. Scarlett headed the North American Clinical Development Center and served as Senior Vice President of Medical and Scientific Affairs at Novo Nordisk Pharmaceuticals, Inc., a wholly-owned subsidiary of Novo Nordisk A/S. Dr. Scarlett holds a B.A. in chemistry from Earlham College and an M.D. from the University of Chicago, Pritzker School of Medicine.

     As the only management representative on the Board, Dr. Scarlett brings management’s perspective to board discussions about Geron’s business and strategic direction. In addition, the Board believes Dr. Scarlett’s medical background and extensive drug development experience which provides substantial understanding of our clinical product opportunities, qualifies Dr. Scarlett to serve as a director.

     Robert J. Spiegel, M.D., FACP, has served as a director of Geron since May 2010. Dr. Spiegel currently serves as Chief Medical Officer of PTC Therapeutics, Inc. He is also a director of Edge Therapeutics, Inc., a biopharmaceutical company focused on products for acute, fatal or debilitating conditions, and Avior Computing Corporation, a governance risk and compliance process technology company. He also is an Associate Fellow at the University of Pennsylvania Center for Bioethics and an Associate Professor at the Weill Cornell Medical School. He served as a director for the Cancer Institute of New Jersey from 1999 to 2009 and as a director of Cancer Care New Jersey from 1995 to 2011. After 26 years with the Schering-Plough Corporation (now Merck & Co.), a global healthcare company, Dr. Spiegel retired in 2009 as Chief Medical Officer and Senior Vice President of the Schering-Plough Research Institute, the pharmaceutical research arm of the Schering-Plough Corporation. He initially joined Schering-Plough as Director of clinical research for oncology and rose to hold various positions including Vice President of clinical research and Senior Vice President of worldwide clinical research. As Senior Vice President of worldwide clinical research, Dr. Spiegel managed Phase 1 to Phase 3 clinical development in all therapy areas, including allergy, respiratory, cardiovascular, immunology, dermatology, oncology and infectious diseases. As Chief Medical Officer, Dr. Spiegel was involved with over 30 New Drug Applications, participated in multiple due diligence reviews and in-licensing decisions, re-engineered pharmacovigilence and risk management areas and built a quality system for all research operations. Following a residency in internal medicine, Dr. Spiegel completed a fellowship in medical oncology at the National Cancer Institute, and from 1981 to 1999 he held academic positions at the National Cancer Institute and New York University Cancer Center. Dr. Spiegel holds a B.A. from Yale University and an M.D. from the University of Pennsylvania.

     The Board believes Dr. Spiegel’s extensive medical experience developing oncology products, his deep understanding of pharmaceutical research and development and broad expertise in gaining regulatory approval for drug candidates, enhances the Board’s ability to critically assess the progress and potential of our programs, and qualifies Dr. Spiegel to serve as a director.

Class II Directors (Term Expiring at the 2016 Annual Meeting)

Name	Age	Principal Occupation
Hoyoung Huh, M.D., Ph.D.	44	Independent Director
Daniel M. Bradbury	52	Independent Director

     Hoyoung Huh, M.D., Ph.D., has been the Chairman of the Board since September 2011, served as Executive Chairman from February 2011 to September 2011 and has served as a director of Geron since May 2010. He is Chairman of the board of directors of Cytomx Therapeutics, Inc., an emerging medical technology company. Dr. Huh also is a director of ADDEX Pharmaceuticals, a pharmaceutical discovery and development company, and AntriaBio, Inc., a biopharmaceutical company focused on developing novel therapeutic products for the diabetes market. From February 2008 to December 2011, Dr. Huh was Chairman of the board of directors of BiPar Sciences, Inc., a wholly-owned subsidiary of Sanofi-Aventis, a global pharmaceutical company developing treatments in cardiology, oncology, central nervous system disorders, metabolic diseases, ophthalmology and vaccines since the April 2009 merger of BiPar and Sanofi-Aventis, and served as BiPar’s President and Chief Executive Officer from February 2008 to December 2009. Additionally, Dr. Huh serves on the boards of directors of several privately-held companies. Dr. Huh served on the board of directors of Facet Biotech (a wholly-owned subsidiary of Abbott, a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics) from September 2009 to April 2010. From February 2008 to May 2009, he was a member of the board of directors at Nektar Therapeutics, a clinical-stage biopharmaceutical company developing small molecule drugs, peptides and other biologic drug candidates as treatments for oncology, pain, anti-infectives, anti-virals and immunology. From March 2005 to February 2008, Dr. Huh held positions as Nektar’s Chief Operating Officer and Senior Vice President of Business Development and Marketing where he was responsible for the company’s worldwide business development, marketing and manufacturing and led Nektar’s PEGylation business. Prior to Nektar,

Dr. Huh was a partner at McKinsey & Company, a global management consulting firm, where he was in the biotechnology and biopharmaceutical sectors. Prior to McKinsey, he held positions as a physician and researcher at Cornell University Medical College and Sloan-Kettering Cancer Center. Dr. Huh holds an A.B. in biochemistry from Dartmouth College and an M.D. and Ph.D. in genetics and cell biology from Cornell University Medical College and Sloan-Kettering Institute.

     The Board believes Dr. Huh’s management and operational experience as President and Chief Executive Officer of BiPar Sciences and Chief Operating Officer of Nektar Therapeutics, his significant expertise with implementing strategic and line management initiatives from McKinsey and his knowledge of biotechnology and pharmaceutical collaborations, qualifies Dr. Huh to serve as a director and serve as Chairman of the Board.

     Daniel M. Bradbury has served as a director of Geron since September 2012. He also serves as a member of the boards of directors of Illumina, Inc., a manufacturer of life-science tools and integrated systems for the analysis of genetic variation and biological function; Corcept Therapeutics, a company focused on the discovery and development of drugs that regulate the effects of cortisol; BioCon Ltd., a company focused on reducing therapy costs of chronic diseases like diabetes, cancer and autoimmune diseases; and BioMed Realty, a real estate investment trust focused on providing real estate to the life science industry, as well as being a member of the board of trustees of the Keck Graduate Institute. He also serves on the University of California San Diego, Rady School of Management’s Advisory Council, the University of Miami’s Innovation Corporate Advisory Council, Investor Growth Capital Advisory Board and the BioMed Ventures Advisory Committee. Mr. Bradbury served as Chief Executive Officer of Amylin Pharmaceuticals, Inc., a biopharmaceutical company focused on diabetes and metabolic disorders, from March 2007 until its acquisition by Bristol-Myers Squibb Company in August 2012. Mr. Bradbury served as Amylin’s President from June 2006 until March 2007, as Chief Operating Officer from June 2003 until June 2006, as Executive Vice President from June 2000 until June 2003 and in other positions in corporate development and marketing from 1994 until 2000. In addition, Mr. Bradbury served as a member of the board of directors of Amylin from June 2006 until August 2012. Prior to joining Amylin, he spent ten years at SmithKline Beecham Pharmaceuticals, a pharmaceutical company, holding a number of sales and marketing positions. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.

     The Board believes that Mr. Bradbury’s extensive experience in the biopharmaceutical industry, together with his experience in the research, development and commercialization of pharmaceutical drug products, qualifies Mr. Bradbury to serve as a director.

CORPORATE GOVERNANCE MATTERS

     We have an ongoing commitment to excellence in corporate governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. We comply with the rules and regulations promulgated by the SEC and NASDAQ, and implement additional corporate governance practices that we believe are in the best interest of Geron and our stockholders.

Corporate Governance Guidelines

     Our Board has adopted “Corporate Governance Guidelines” that set forth key principles to guide the Board in their exercise of responsibilities and serve the interests of Geron and our stockholders. In February 2014, the Board amended the Corporate Governance Guidelines to include provisions whereby any nominee for director would submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board, if such nominee for director in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election. The Nominating and Corporate Governance Committee would then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission or a press release. The current form of the Corporate Governance Guidelines can be found on the Corporate Governance page under the Investor Relations section of our website at www.geron.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025. In accordance with these guidelines, a member of our Board may serve as a director of another company only to the extent such position does not conflict or interfere with such person’s service as a director of Geron.

Board Independence

     In accordance with NASDAQ listing standards and Geron’s Corporate Governance Guidelines, our Board has affirmatively determined that all nominees for election at the Annual Meeting and all continuing directors, other than Dr. Scarlett, are independent under NASDAQ listing standards. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time-to-time.

     One class of the Board is elected annually, and each class of directors stands for election every three years. From January 2013 to May 2013, the Board was comprised of ten directors, one of whom was an executive officer and nine of whom were affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the SEC and NASDAQ, and having no relationship, direct or indirect, to Geron other than as stockholders or through their service on the Board. From May 2013 to the present date, our Board has been comprised of eight directors: one non-independent member, Dr. Scarlett, our Chief Executive Officer, and seven members who have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the SEC and NASDAQ, and having no relationship direct or indirect, to Geron other than as stockholders or through their service on the Board.

Board Leadership Structure

     The Board has an independent Chair, Dr. Huh, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. Except from February 2011 to September 2011, the role of Chairman of the Board historically has been separate from the role of Chief Executive Officer at Geron. From February 2011 to September 2011, we maintained a Lead Independent Director and an Executive Chairman.

     We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of Geron. As a result, we believe that having an independent Board Chair enhances the effectiveness of the Board as a whole. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Geron and our stockholders.

     The Board regularly meets in executive sessions without the presence of the non-independent director or management.

Board’s Role in Risk Oversight

     Geron is subject to a variety of risks, which generally include any undesired event, circumstance or outcome that could affect Geron’s ability to achieve its objectives or adversely impact Geron’s business, operations or financial condition. Some risks may be readily perceived and even quantified, while others are unexpected or unforeseeable. Risks can be external, such as those arising from the macroeconomic or industry environment, government policies or regulations, competitors’ activities or natural disasters. Alternatively, risks can arise as a result of our business or financial activities.

     The Board and Geron’s management team work together to manage Geron’s risks. It is management’s responsibility to manage risk and bring to the Board’s attention the material risks to the Company. The Board has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. In addition, our Corporate Governance

Guidelines specify that each of our Board committees oversees the risks within its areas of responsibilities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks within its respective oversight area, the entire Board is regularly informed through committee reports about such risks.

     The Compensation Committee of the Board is responsible for overseeing the management of risks relating to Geron’s employment policies and executive compensation plans and arrangements. In connection with the structuring of the compensation elements for executive officers, the Compensation Committee, together with the Board, considers whether such programs, individually or in the aggregate, encourage executive officers to take unnecessary risks.

     The Audit Committee of the Board oversees management of financial risks. In addition to fulfilling its responsibilities for the oversight of our financial reporting processes and annual audit of Geron’s financial statements, the Audit Committee also reviews with the independent auditors and management the adequacy and effectiveness of our policies and procedures to assess, monitor and manage business risk and Geron’s ethical compliance program. The Audit Committee takes the appropriate actions to set the best practices and highest standards for quality financial reporting, sound business risk practices and ethical behavior.

     The Nominating and Corporate Governance Committee of the Board manages Geron’s corporate governance practices, including certain risks that those practices are intended to address. In addition, the Nominating and Corporate Governance Committee reviews risks associated with the independence of the Board, potential conflicts of interest and risks relating to management and Board succession planning.

Board Committees and Meetings

     It is Geron’s policy to encourage directors to attend annual meetings of stockholders. All of our current directors attended our 2013 Annual Meeting. During the fiscal year ended December 31, 2013, the Board held seven meetings. The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2013, each of the directors attended at least 89% of the aggregate number of meetings of the Board and the committees on which the director served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Audit Committee

     From January 1, 2013 until May 22, 2013, the Audit Committee was comprised of Ms. Eastham and Messrs. Bradbury, Fritzky and Kiley. Messrs. Fritzky and Kiley retired from the Board and the Audit Committee effective as of the date of our Annual Meeting on May 22, 2013. Since May 22, 2013, the Audit Committee has been comprised of Ms. Eastham and Messrs. Bradbury and Lawlis. The Audit Committee met seven times in 2013. All of the members of the Audit Committee in 2013 were, and all of the members of the Audit Committee in 2014 are, “independent” as required by NASDAQ Rule 5605(c)(2)(A). The Board has determined that all of the members of the Audit Committee in 2013 and 2014 are financially literate and that two members of the Audit Committee, Ms. Eastham and Mr. Bradbury, have accounting and financial management expertise that qualifies each as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee’s responsibilities include: (i) sole authority to select, oversee and replace Geron’s independent registered public accounting firm and pre-approve any fees paid to such firm, (ii) consulting with the independent auditors with regard to the plan and scope of the audit, (iii) reviewing, in consultation with the independent auditors, their report of the audit or proposed report of the audit, and the accompanying management letter, if any, and (iv) consulting with the independent auditors and management with regard to the adequacy of Geron’s internal controls. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Audit Committee Charter is available on our website at www.geron.com. See more information about the Audit Committee in the Audit Committee report on page 58.

Compensation Committee

     The Compensation Committee, which is comprised of Drs. Hofstaetter, Lawlis and Spiegel, met seven times in 2013. Each of the members of the Compensation Committee is “independent,” as required by NASDAQ Rules 5605(a)(2) and 5605(d)(2). In determining whether Drs. Hofstaetter, Lawlis and Spiegel are independent within the meaning of NASDAQ Rules pertaining to membership of the Compensation Committee that will be in effect for us as of the Annual Meeting, our Board determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the Compensation Committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation.

     The Compensation Committee’s responsibilities include making recommendations concerning compensation of executive officers, administering Geron’s incentive compensation and benefit plans, and performing such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee has authority to administer the 2011 Incentive Award Plan and the 1996 Employee Stock Purchase Plan, and if approved at the Annual Meeting, will have the authority to administer the 2014 Employee Stock Purchase Plan. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Compensation Committee charter is available on our website at www.geron.com.

     Under its charter, the Compensation Committee has the sole authority, as it deems appropriate, to retain and/or replace, at Geron’s expense, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. In this regard, the Compensation Committee has engaged Radford, an Aon Hewitt Company (“Radford”) as a compensation consultant in evaluating certain executive compensation since December 2011. For information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of Radford and our Chief Executive Officer in the determination of executive compensation, see the section entitled “Compensation Discussion and Analysis – Role of the Compensation Committee” on page 34. With respect to director compensation matters, our Board determines and sets non-employee director compensation. Our compensation arrangements for our non-employee directors, including Radford’s role with respect to such arrangements for 2013, are described under the section entitled “Compensation of Directors.” The charter of the Compensation Committee allows it to delegate responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our certificate of incorporation, Bylaws, NASDAQ rules and Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Compensation Committee Interlocks and Insider Participation

     Drs. Hofstaetter, Lawlis and Spiegel served on the Compensation Committee for the entire fiscal year ended December 31, 2013. Not one of Drs. Hofstaetter, Lawlis or Spiegel is a former or current officer or employee of Geron. None of our executive officers serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee’s responsibilities include developing, reviewing and recommending to the Board corporate governance guidelines and principles applicable to Geron, making recommendations to the Board for candidates to be nominated for election or re-election as a director by the stockholders or by the Board and the corporate governance functions described in the Nominating and Corporate Governance Committee’s charter. From January 1, 2013 until May 2013, the members of the Nominating and Corporate Governance Committee were Mr. Fritzky, Ms. Eastham and Dr. Molineaux. Mr. Fritzky retired from the Board and the Nominating and Corporate Governance Committee effective as of the date of the Annual Meeting on May 22, 2013, and Dr. Huh joined the Nominating and Corporate Governance Committee on May 22, 2013. The 2013 members of the Nominating and Corporate Governance Committee were, and the 2014 members of the Nominating and Corporate Governance Committee are, “independent” as defined in NASDAQ Rule 5605(a)(2). The Nominating and Corporate Governance Committee met on two occasions during 2013. The Nominating and Corporate Governance Committee will consider nominees for director nominated by stockholders upon submission in writing to our Corporate Secretary of the names of such nominees in accordance with our Bylaws. Members of the Nominating and Corporate Governance Committee also obtain recommendations for potential directors from their and other Board members’ contacts in our industry, and may from time to time engage a search firm to assist in identifying potential directors. The Nominating and Corporate Governance Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual characteristics as well as how those characteristics fit with the needs of the Board as a whole. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.geron.com. Specific qualifications and the process for identification and recommendation of director candidates are provided in more detail under the section entitled “Stockholder Nominations and Proposals for 2015 Annual Meeting” on page 62.

Code of Conduct

     In 2003, we adopted a Code of Conduct, which is available in its entirety on the Corporate Governance page in the Investor Relations section of our website at www.geron.com and to any stockholder otherwise requesting a copy. All our employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will be made available through our website as they are adopted. Accordingly, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Conduct by posting such information on our website at the website address and location specified above.

     In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by us regarding accounting, internal accounting controls or auditing matters. Contact information for the Chairperson of the Audit Committee has been distributed to all employees to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

Communications with the Board

     Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o Stephen N. Rosenfield, Corporate Secretary, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, CA 94025. All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities touching most closely on the matters addressed in the communication. From time-to-time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to our website for any changes to this process.

COMPENSATION OF DIRECTORS

Cash Compensation

     In March 2012, the Board engaged compensation consultants from Radford to conduct a comprehensive analysis of non-employee director compensation in comparison to industry peers. As a result of this analysis and Radford’s recommendation, the Board adjusted its annual cash compensation in April 2012. The following table describes the annual cash compensation applicable to each role performed by non-employee directors in 2013:

	Base	Additional
Role	Retainer	Retainer
Board member	$42,500	N/A
Chairman of the Board	N/A	$30,000
Audit Committee Chair(1)	N/A	$25,000
Compensation Committee Chair(1)	N/A	$15,000
Nominating and Corporate Governance Committee Chair(1)	N/A	$10,000
Audit Committee member	N/A	$12,500
Compensation Committee member	N/A	$7,500
Nominating and Corporate Governance Committee member	N/A	$5,000
____________________

(1)       Committee Chair does not also receive additional Committee member compensation.

     In 2013, the annual non-employee director cash compensation was paid quarterly in arrears in cash, or, at each director’s election, in fully vested shares of our Common Stock issued under the 2006 Directors’ Stock Option Plan (the “2006 Directors’ Plan”) based on the closing price of our Common Stock on the NASDAQ Global Select Market on the date retainers would have otherwise been paid.

     Additionally, non-employee directors are eligible to receive equity grants, as more fully described below under the subsection entitled “Equity Compensation.” Non-employee directors also receive reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

Director Compensation Table

     The following table provides compensation information for the fiscal year ended December 31, 2013, or fiscal 2013, for each non-employee member of the Board who served in such capacity during fiscal 2013. Dr. Scarlett does not receive any compensation for his Board service.

	Fees
	Earned
	or Paid in		Option
	Cash		Awards	Total
Director	($)		($)(1)	($)
Bradbury, Daniel	$55,000		$24,875	$79,875
Eastham, Karin	$72,501	(2)	$24,875	$97,376
Fritzky, Edward(3)	$25,536	(4)	$—	$25,536
Hofstaetter, Thomas	$50,000		$24,875	$74,875
Huh, Hoyoung	$75,553	(5)	$24,875	$100,428
Kiley, Thomas(6)	$21,607		$—	$21,607
Lawlis, V. Bryan	$57,624		$24,875	$82,499
Molineaux, Susan	$50,549	(7)	$24,875	$75,424
Spiegel, Robert	$57,501	(8)	$24,875	$82,376
____________________

(1)	Amounts represent the aggregate grant date fair value of stock option awards granted during the fiscal year ended December 31, 2013 as calculated in accordance with FASB ASC Topic 718. For additional information, refer to Note 11 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying the valuation of option awards and the calculation method.

(2)	Includes $18,126 in fees paid in stock in lieu of cash through the issuance of an aggregate 3,824 shares of Geron Common Stock under the 2006 Directors’ Plan.

(3)	Mr. Fritzky retired from the Board in May 2013.

(4)	Includes $16,250 in fees paid in stock in lieu of cash through the issuance of an aggregate 15,187 shares of Geron Common Stock under the 2006 Directors’ Plan.

(5)	Includes $57,428 in fees paid in stock in lieu of cash through the issuance of an aggregate 22,322 shares of Geron Common Stock under the 2006 Directors’ Plan.

(6)	Mr. Kiley retired from the Board in May 2013.

(7)	Includes $26,250 in fees paid in stock in lieu of cash through the issuance of an aggregate 6,687 shares of Geron Common Stock under the 2006 Directors’ Plan.

(8)	Includes $43,126 in fees paid in stock in lieu of cash through the issuance of an aggregate 18,833 shares of Geron Common Stock under the 2006 Directors’ Plan.

Equity Compensation

Terms of Awards

     From January 1, 2013 until March 10, 2014, the 2006 Directors’ Plan provided for the automatic grant of the following types of equity awards with the following terms:

     First Director Option. Each person who becomes a non-employee director, whether by election by Geron’s stockholders or by appointment by the Board to fill a vacancy, will automatically be granted an option to purchase 70,000 shares of Common Stock on the date such person first becomes a non-employee director (the “First Director Option”). The First Director Option will vest annually over three years upon each anniversary date of appointment to the Board.

     Subsequent Director Option. Each non-employee director (other than any director receiving a First Option on the date of the annual meeting) will automatically be granted a subsequent option on the date of the Annual Meeting of Stockholders in each year during such director’s service on the Board (a “Subsequent Director Option”) to purchase 35,000 shares of Common Stock. The Subsequent Director Option will vest in full upon the first anniversary of the date of grant.

     Exercise Price and Term of Options. The exercise price of all stock options granted under the 2006 Directors’ Plan is equal to the fair market value of a share of our Common Stock on the NASDAQ Global Select Market on the date of grant of the option. Options granted under the 2006 Directors’ Plan have a term of ten years, unless terminated earlier.

     Exercise Period Post-Termination. The options issued pursuant to the 2006 Directors Plan remain exercisable until the earlier of the original expiration date of the option or 36 months following the optionee’s termination of service as our director, unless such termination is a result of death or permanent and total disability, in which case the options (both those already exercisable and those that would have become exercisable had the director remained on the Board for an additional 36 months) remain exercisable for up to a 36 month period.

     The 2006 Directors’ Plan allows for grants of discretionary restricted stock awards. In prior years, directors have also received grants of performance-based restricted stock awards. No restricted stock awards have been granted under the 2006 Directors’ Plan in 2013.

     In March 2014, the Compensation Committee recommended and the Board adopted a Non-Employee Directors Compensation Policy (the “Directors Compensation Policy”) that outlines cash and equity compensation automatically payable to non-employee members of the Board, unless such non-employee director declines receipt of such cash or equity compensation by written notice to us. The cash and equity compensation components in the Directors Compensation Policy are consistent with the terms of and the amounts paid or granted to non-employee directors in 2013, except that equity grants will be made from our 2011 Incentive Award Plan, instead of the 2006 Directors’ Plan. Effective March 10, 2014, the 2006 Directors’ Plan was terminated.

Effect of Certain Corporate Events

     In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each non-employee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, unless the outstanding option is assumed or an equivalent option substituted by the successor corporation (or a parent or subsidiary of the successor corporation). In addition, except as otherwise provided in an award agreement, unvested shares subject to awards of restricted stock and restricted stock units will become fully vested immediately prior to the date of such dissolution, liquidation, sale, merger, consolidation or reorganization.

2013 Option Grants

     The following table sets forth the following information with respect to non-employee directors (nine persons) for the fiscal year ended December 31, 2013: (i) stock options granted under the 2006 Directors’ Plan; and (ii) the grant date fair value of stock options granted. As discussed above, Geron’s executive officers and employees are not eligible for grants under the 2006 Directors’ Plan.

			Option Awards
			Granted	Grant Date Fair Value of
	Grant		During 2013	Option Awards Granted
Director	Date		(#)	During 2013 ($)(1)
Bradbury, Daniel	5/22/13	(2)	35,000	$24,875
Eastham, Karin	5/22/13	(2)	35,000	$24,875
Fritzky, Edward(3)	—		—	$—
Hofstaetter, Thomas	5/22/13	(2)	35,000	$24,875
Huh, Hoyoung	5/22/13	(2)	35,000	$24,875
Kiley, Thomas(4)	—		—	$—
Lawlis, V. Bryan	5/22/13	(2)	35,000	$24,875
Molineaux, Susan	5/22/13	(2)	35,000	$24,875
Spiegel, Robert	5/22/13	(2)	35,000	$24,875
____________________

(1)	Amounts represent the grant date fair value of each stock option granted in 2013 calculated in accordance with FASB ASC Topic 718. For additional information, refer to Note 11 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Stock option vests one year from the date of grant, provided the director continues to provide services to the Company.

(3)	Mr. Fritzky retired from the Board in May 2013.

(4)	Mr. Kiley retired from the Board in May 2013.

Outstanding Equity Awards at Fiscal Year-End for Non-Employee Directors

     The following table sets forth stock options and restricted stock awards, having time-based or performance-based vesting, outstanding for each non-employee director as of December 31, 2013.

	Option Awards Outstanding		Unvested Restricted Stock Awards
	as of December 31, 2013		Outstanding as of December 31, 2013
Director	Exercisable (#)	Unexercisable (#)	Time-Based (#)	Performance-Based (#)
Bradbury, Daniel	23,334	81,666	—	—
Eastham, Karin	145,500	35,000	6,375	2,500
Fritzky, Edward(1)	187,750	—	—	—
Hofstaetter, Thomas	111,375	35,000	3,234	2,500
Huh, Hoyoung	185,260	77,240	40,312	10,000
Kiley, Thomas(2)	169,500	—	—	—
Lawlis, V. Bryan	58,334	81,666	—	—
Molineaux, Susan	23,334	81,666	—	—
Spiegel, Robert	105,000	35,000	2,500	2,500
____________________

(1)	Mr. Fritzky retired from the Board in May 2013.

(2)	Mr. Kiley retired from the Board in May 2013.

PROPOSAL 2

APPROVAL OF 2014 EMPLOYEE STOCK PURCHASE PLAN

     The Company’s stockholders are being asked to approve the Geron Corporation 2014 Employee Stock Purchase Plan (the “2014 Purchase Plan”) at this Annual Meeting. The 2014 Purchase Plan is intended to replace the Geron Corporation 1996 Employee Stock Purchase Plan (the “1996 Purchase Plan”), which will be terminated effective as of the date of the Annual Meeting if this Proposal 2 is approved by our stockholders. However, in the event of such termination, any outstanding purchase rights granted under the 1996 Purchase Plan will remain subject to the terms of the 1996 Purchase Plan, including those rights to be exercised on the June 30, 2014 and December 31, 2014 purchase dates. If this Proposal 2 is approved by our stockholders, no new purchase rights will be granted under the 1996 Purchase Plan on or after the date of the Annual Meeting and any shares remaining under the 1996 Purchase Plan after the exercise of all outstanding purchase rights granted under the 1996 Purchase Plan will be available for future issuance for other corporate purposes (but will not be available for issuance under the 2014 Purchase Plan).

     On March 10, 2014, the Board of Directors adopted the 2014 Purchase Plan, subject to stockholder approval. Approval of the 2014 Purchase Plan will enable the Company’s employees to participate in an employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Board believes that it is in the best interests of the Company to continue a program of stock ownership for the Company’s employees in order to provide them with a meaningful opportunity to acquire a substantial proprietary interest in the Company and thereby encourage such individuals to remain in the Company’s service and more closely align their interests with those of our stockholders.

     If this Proposal 2 is approved by our stockholders, the maximum number of shares of Common Stock that may be issued under the 2014 Purchase Plan will be 1,000,000 shares. As of March 24, 2014, 263,404 shares of Common Stock remained available for future purchase under the 1996 Purchase Plan and a total of 156,898,895 shares of Common Stock were outstanding.

     If this Proposal 2 is approved by our stockholders, the 2014 Purchase Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 2, the 2014 Purchase Plan will not become effective and the 1996 Purchase Plan will continue in its current form.

Summary of the 2014 Employee Stock Purchase Plan

     The following is a summary of principal features of the 2014 Purchase Plan, together with the applicable tax implications, which will be in effect if the 2014 Purchase Plan is approved by our stockholders. The summary, however, does not purport to be a complete description of all the provisions of the 2014 Purchase Plan and is qualified in its entirety by reference to the complete text of the 2014 Purchase Plan. Stockholders are urged to read the actual text of the 2014 Purchase Plan in its entirety, which is attached as Appendix A to this Proxy Statement.

General, Purpose and Administration

     The purpose of the 2014 Purchase Plan is to provide a means by which our employees may be given an opportunity to purchase shares of Common Stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase Common Stock granted under the 2014 Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code. If the 2014 Purchase Plan is approved by our stockholders, approximately 40 of our employees as of March 24, 2014 initially will be eligible to participate in the 2014 Purchase Plan.

     Pursuant to the provisions of the 2014 Purchase Plan, the Board has delegated its authority to administer the 2014 Purchase Plan to the Compensation Committee of the Board. The Board and such committee (each of which will be considered a Plan Administrator for purposes of this Proposal 2), will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the 2014 Purchase Plan. The Plan Administrator has the power, subject to the provisions of the 2014 Purchase Plan, to determine when and how rights to purchase Common Stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the 2014 Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to the participants.

Stock Subject to the 2014 Purchase Plan

     The maximum number of shares of Common Stock that may be issued under the 2014 Purchase Plan is 1,000,000 shares. If rights granted under the 2014 Purchase Plan terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the 2014 Purchase Plan. The shares of Common Stock purchasable under the 2014 Purchase Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by us on the open market. In the event any change is made to the outstanding shares of our Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the 2014 Purchase Plan, including the class and maximum number of securities subject to any purchase limits under each ongoing offering, and (ii) the class and number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Offering Periods

     The 2014 Purchase Plan will be implemented by offerings of rights to purchase our Common Stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the 2014 Purchase Plan or the requirements of applicable laws). Each offering period will consist of one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our Common Stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our Common Stock, subject to certain limitations.

     The Plan Administrator has the discretion to structure an offering so that if the fair market value of our Common Stock on any purchase date within the offering period is less than or equal to the fair market value of our Common Stock on the first day of the offering period, then that offering will terminate immediately following the purchase of shares on such purchase date, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day following such purchase date.

Eligibility

     Any individual (including officers and employee directors) who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the 2014 Purchase Plan) may participate in offerings under the 2014 Purchase Plan, provided such individual has been employed by us (or our parent or subsidiary company, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the 2014 Purchase Plan unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the 2014 Purchase Plan.

     No employee will be eligible to participate in the 2014 Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options.

     The date an individual enters an offering period will be designated his or her entry date for purposes of that offering period.

Purchase Provisions

     An eligible employee may enroll in the 2014 Purchase Plan by delivering to us, prior to the date selected by the Plan Administrator, an agreement authorizing contributions as specified by the Plan Administrator, which may be up to 10% of such employee’s earnings during the offering period. Each participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on his or her entry date into that offering period and will be automatically exercised on the last business day of each purchase period within that offering period on which he or she remains an eligible employee. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of each purchase period at the applicable price. See “Termination of Purchase Rights” below.

     The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change or terminate his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the 2014 Purchase Plan and deposited with our general funds.

     On the last business day of each purchase period, the accumulated contributions of each participant will automatically be applied to the purchase of whole shares of our Common Stock at the purchase price in effect for the participant for that purchase period. However, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

     The Plan Administrator may provide that any shares of Common Stock issued to a participant under the 2014 Purchase Plan will be precluded from trading in an open market transaction for one year following the purchase of such shares, and in such case, certificates evidencing such shares will bear a restrictive legend reflecting such restriction.

Purchase Price

     The purchase price per share at which our Common Stock will be purchased by each participant on each purchase date within an offering period will not be less than 85% of the lower of (i) the fair market value per share of our Common Stock on the participant’s entry date into that offering period or (ii) the fair market value per share of Common Stock on that purchase date.

Purchase Limits

     In connection with each offering made under the 2014 Purchase Plan, the Plan Administrator may specify (i) a maximum number of shares of our Common Stock that may be purchased by any participant on any purchase date during such offering, (ii) a maximum aggregate number of shares of our Common Stock that may be purchased by all participants pursuant to such offering and/or (iii) a maximum aggregate number of shares of our Common Stock that may be purchased by all participants on any purchase date during such offering. If the aggregate purchase of shares of our Common Stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.

Withdrawal and Termination of Purchase Rights

     While each participant in the 2014 Purchase Plan is required to sign an agreement authorizing contributions, the participant may withdraw from a given offering by terminating his or her contributions and by delivering a notice of withdrawal from the 2014 Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided by the Plan Administrator. In addition, all purchase rights under an offering immediately terminate upon cessation of an employee’s employment with us (or our parent or subsidiary company, if applicable) or if the employee is otherwise no longer eligible to participate in the offering.

     Upon such withdrawal or termination of purchase rights, the contributions collected during the offering period, less any accumulated contributions previously applied to the purchase of shares of Common Stock on the employee’s behalf during such offering, are immediately refunded to the employee. Such refunds will be made without interest. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the 2014 Purchase Plan.

Valuation

     The fair market value per share of our Common Stock on any relevant date will be deemed equal to the closing selling price per share on such date on the NASDAQ Global Select Market. On March 24, 2014, the closing selling price per share of our Common Stock on the NASDAQ Global Select Market was $2.28 per share.

Stockholder Rights

     No participant will have any stockholder rights with respect to the shares of our Common Stock covered by his or her purchase right until the shares are actually purchased by the participant. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

     No purchase right will be assignable or transferable other than in connection with the participant’s death and will be exercisable only by the participant during his or her lifetime.

Effect of Corporate Transactions

     In the event of a corporate transaction (as defined in the 2014 Purchase Plan and described below), each outstanding purchase right under the 2014 Purchase Plan will be assumed or an equivalent right will be substituted for such purchase right by the successor corporation (or its parent or subsidiary), unless the Plan Administrator shortens any offering periods then in progress so that the employees’ rights to purchase stock under the 2014 Purchase Plan are automatically exercised prior to the corporate transaction and terminate immediately after such purchase.

     For purposes of the 2014 Purchase Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Duration, Amendment and Termination

     The Plan Administrator may suspend, terminate or amend the 2014 Purchase Plan at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements, including any amendment that would:

(i)	materially increase the number of shares of our Common Stock issuable under the 2014 Purchase Plan;

(ii)	materially expand the class of individuals eligible to participate in the 2014 Purchase Plan;

(iii)	materially increase the benefits accruing to participants in the 2014 Purchase Plan or materially reduce the price at which shares of our Common Stock may be purchased under the 2014 Purchase Plan;

(iv)	materially extend the term of the 2014 Purchase Plan; or

(v)	expand the types of awards available for issuance under the 2014 Purchase Plan; but in each case, only to the extent stockholder approval is required by applicable law or listing requirements.

     Any outstanding purchase rights granted before an amendment, suspension or termination of the 2014 Purchase Plan will not be materially impaired by any such amendment, suspension or termination, except (i) with the consent of the employee to whom such rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Federal Income Tax Aspects

     The following is only a brief summary of the effect of U.S. federal income taxation upon the participant and us with respect to the issuance and exercise of rights under the 2014 Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

     The 2014 Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan that so qualifies, a participant will recognize no taxable income as a result of the grant or exercise of a purchase right until there is a sale or other disposition of the shares acquired under the 2014 Purchase Plan.

     If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for our tax year in which such sale or disposition occurs, for the amount taxed as ordinary income to the participant to the extent permitted by Section 162(m) of the Code. Any additional gain or loss on such sale or disposition will be long-term or short-term gain or loss, depending on the holding period.

     If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the excess of the fair market value of the shares on the sale or disposition date over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares on his or her entry date into the offering period (or, if higher, 15% of the fair market value on the first day of the offering period), and any additional gain or loss upon the disposition will be taxed as a long-term capital gain or loss. We will not be entitled to any income tax deduction with respect to such sale or disposition.

New Plan Benefits

     Participation in the 2014 Purchase Plan is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the 2014 Purchase Plan. In addition, we have not approved any grants of purchase rights that are conditioned on stockholder approval of this Proposal 2. It is, therefore, not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the 2014 Purchase Plan. Our non-employee directors will not be eligible to participate in the 2014 Purchase Plan.

Equity Compensation Plan Information

     Please see the section of this Proxy Statement entitled “Equity Compensation Plans” for certain information with respect to compensation plans under which equity securities of Geron Corporation are authorized for issuance.

Vote Required and Board Recommendation

     Stockholders are requested in this Proposal 2 to approve the 2014 Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Accordingly, proxies reflecting abstentions as to this proposal will be treated as votes against the 2014 Purchase Plan. Broker non-votes, however, will be treated as unvoted for purposes of this proposal, and thus will not be counted as votes for or against the 2014 Purchase Plan.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 2

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

     As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Board is requesting stockholders to vote, on a non-binding advisory basis, to approve the compensation paid to Geron’s Named Executive Officers as disclosed in this Proxy Statement in the sections entitled, “Compensation Discussion and Analysis” and “Executive Compensation Tables.” This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of Geron’s Named Executive Officers.

     The Compensation Committee continually reviews the compensation programs for our executive officers, including the Named Executive Officers, to determine whether the compensation programs achieve our desired goals of aligning our executive compensation structure with the Company’s stockholders’ interests and current market practices. As part of its ongoing review, the Compensation Committee considered the “say-on-pay” advisory vote at our 2013 Annual Stockholder meeting (where approximately 49.6% of votes cast supported the proposal) and undertook an extensive stockholder outreach program to understand the level of stockholder support. Taking the vote and feedback received into consideration, along with an overall review of the compensation program, the Compensation Committee made certain changes to the Company’s executive compensation program as described in the section entitled “Compensation Discussion and Analysis” of this Proxy Statement below to address the concerns raised.

     As discussed in detail in the section entitled “Compensation Discussion and Analysis” of this Proxy Statement, Geron’s executive compensation strategy and structure is designed to (i) reward successful execution of business strategy; (ii) attract and retain qualified talent; and (iii) align management and stockholder interests. The Compensation Committee strives to act in the long-term best interests of Geron and our stockholders. As described in the section entitled “Compensation Discussion and Analysis”, we structured our 2013 executive compensation program to emphasize pay for performance and to be competitive with the companies with whom we compete for executive talent. The Compensation Committee believes that Geron’s executive compensation programs are strongly aligned with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” section of the Proxy Statement for additional details about our executive compensation programs, including information about 2013 compensation of our Named Executive Officers.

Advisory Vote and Board Recommendation

     We request stockholder approval of the 2013 compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules which disclosure includes the section entitled “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosures that accompany the compensation tables within the section entitled “Executive Compensation Tables” of this Proxy Statement. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

     Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation paid to Geron’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2014 Annual Meeting of Stockholders.”

     Approval of the above resolution requires the affirmative vote of the shares present in person or represented by proxy at this meeting. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

     Stockholders are not being asked to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is non-binding on us with respect to future executive officer compensation decisions, including those related to our Named Executive Officers, or otherwise. However, the Board and the Compensation Committee will review the results of the vote and take them into account when considering future executive officer compensation policies and decisions.

     The Board has approved holding a “say-on-pay” advisory vote every year. Unless the Board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2015 Annual Meeting of Stockholders.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 3

COMPENSATION DISCUSSION AND ANALYSIS

     This Compensation Discussion and Analysis section presents and discusses executive compensation policies and programs and the compensation decisions relating to the “Named Executive Officers” (as defined below) for the 2013 fiscal year, and includes the following:

  an executive summary of the compensation program for the Named Executive Officers, including changes made to our compensation program as a result of the advisory vote on the compensation of our named executive officers from our 2013 annual meeting of stockholders;

  an overview of the executive compensation programs;

  the role of the Compensation Committee;

  a detailed discussion and analysis of the Compensation Committee’s specific decisions about the 2013 compensation of the Named Executive Officers;

  a description of the employment agreements for the Named Executive Officers; and

  a summary of the potential severance benefits for the Named Executive Officers in the event of a change in control.

     In addition to the historical information contained herein, this Compensation Discussion and Analysis also contains forward-looking statements that are based on current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs summarized in this discussion.

     The following executive officers are collectively referred to herein as the Named Executive Officers:

  Dr. John A. Scarlett, President and Chief Executive Officer;

  Ms. Olivia K. Bloom, Executive Vice President, Finance, Chief Financial Officer and Treasurer;

  Dr. Andrew J. Grethlein, Executive Vice President, Technical Operations;

  Mr. Stephen N. Rosenfield, Executive Vice President, General Counsel and Corporate Secretary; and

  Ms. Melissa A. Kelly Behrs, Executive Vice President, Portfolio and Alliance Management.

Executive Summary

Stockholder Advisory Vote on Executive Compensation

     At our 2013 Annual Meeting of Stockholders in May 2013, we sought an advisory vote from our stockholders regarding the compensation of our named executive officers (commonly referred to as a “say-on-pay” proposal). The “say-on-pay” proposal was not approved, with approximately 49.6% of votes cast supporting the proposal. As a result of this vote outcome, at the direction of the Compensation Committee and the Board, we commenced a comprehensive stockholder outreach program aimed at soliciting feedback from stockholders related to our governance and executive compensation practices so that we could better understand our stockholders’ views on executive compensation, be responsive to the outcome of the 2013 “say-on-pay” proposal and consider potential changes to our compensation programs that would address our stockholders’ concerns. As part of this outreach program, we contacted the top 25 institutional investment firms representing votes both For and Against our 2013 “say-on-pay” proposal. These firms represented approximately 36% of our outstanding shares, or 90% of our institutional investor stockholders. At the time of the 2013 annual meeting, approximately 60% of our outstanding shares were represented by individual investor stockholders. We held telephonic meetings with six of our institutional investors, and each meeting was attended by governance representatives from the institutional investment firm, our proxy solicitor Alliance Advisors, members of our executive management team and members of the Compensation Committee. Additionally, we examined reports and analyses issued by proxy advisory services and held meetings with Institutional Shareholder Services (ISS) and Glass Lewis to solicit their feedback on best practices, and expectations and concerns they had regarding our executive compensation practices. The outreach and analysis was very informative and helped the Compensation Committee gain a better understanding of stockholder’s views and recommendations regarding our executive compensation practices. The Compensation Committee and the Board carefully considered the feedback from the investment firms, ISS and Glass Lewis, on their analyses of our fiscal 2012 executive compensation program. In addition, the Compensation Committee analyzed data regarding market practices among similarly sized companies, and information regarding executive compensation best practices, as prepared by Radford. The following is a summary of the key concerns raised by stockholders regarding our 2012 executive compensation practices and the actions the Compensation Committee took in response:

Primary Stockholder Concern or Request	Geron Response

Disapproval of existence of the “single trigger” provision under the Company’s Severance Plan that permitted an employee, including an executive officer, to reject any employment offered in connection with a change in control and receive severance benefits

We amended our Severance Plan to remove the “single trigger” provision so that an eligible employee would only receive cash severance benefits if the employee was terminated without cause or resigned due to a material adverse change in the employee’s employment (such as a material reduction in base salary or duties, a relocation of the employee’s primary work location or a material breach of the employee’s employment agreement).

Request for anti-hedging/pledging provisions	We approved and implemented anti-hedging and anti-pledging clauses in our Insider Trading Policy.
Request for “clawback provisions” requiring relinquishment of annual bonus payments by executive officers under certain circumstances

We amended all executive officer employment agreements to include clawback provisions requiring relinquishment of bonuses in the event an executive officer has engaged in any misconduct or in any act or omission that would constitute cause for termination of employment.

Request for greater responsiveness by the Compensation Committee to low level of shareholder support (63.3%) with respect to the “say-on-pay” proposal put forth in 2012

The Compensation Committee initiated the stockholder outreach program described above to understand and discuss our stockholders’ concerns; we carefully analyzed best practices and market data and we implemented what we believe to be the meaningful compensation changes described in this table.

We will continue to take into account the outcome of our stockholder’s “say-on-pay” vote when evaluating future executive compensation arrangements.

Request for performance-based long term incentives (LTI)

The Compensation Committee currently grants time-based stock options, vesting over four years, to our Named Executive Officers, which we view as performance-based because they deliver value only if the value of our stock increases above the exercise price. The Compensation Committee currently believes that this structure is the best approach for incentivizing our executive officers to increase stockholder value. We are currently considering future LTI programs.

Request for enhanced disclosure of the link between pay and performance regarding annual incentive bonuses

We further heightened our efforts to ensure that our disclosures describe the relationship between pay and performance, including by providing strategic context for the corporate goal achievements in 2013.

Primary Stockholder Concern or Request	Geron Response
Request for adoption of executive and Board stock ownership guidelines

In consultation with Radford, the Compensation Committee noted that stock ownership guidelines are not common practice in the biotechnology industry or in other entrepreneurial companies in the San Francisco Bay Area. To maintain competitive pay practices, the Compensation Committee and the Board decided to postpone adoption of any stock ownership guidelines.

     Although we have not addressed all of the concerns raised through the Compensation Committee’s outreach program at the time of this publication, the Compensation Committee gained a better understanding of stockholders’ views on executive compensation from the stockholders’ feedback and will continue to develop initiatives for our executive compensation program to align with the interests of our stockholders.

Business Highlights that Impacted 2013 Compensation Decisions

     In 2013, executive compensation decisions were highly influenced by retention challenges stemming from the significant uncertainty relating to our future in light of our dependence on one product candidate, imetelstat, the need to motivate executive officers and employees to pursue new development opportunities for imetelstat despite the continued clinical development challenges encountered in 2012 and 2013, the continued restructuring and discontinuance of certain programs and the competitive local market environment for qualified biotechnology employees. The decision in April 2013 to discontinue our discovery research and companion diagnostics programs and reduce our workforce increased the need to retain the remaining critical employees and enable future growth potential. Accordingly, our 2013 goals were designed to focus our resources and efforts to develop and advance imetelstat for the treatment of hematologic myeloid malignancies. As a result, many of our 2013 activities centered on managing our operating spend to conserve our cash resources, advancing clinical development of imetelstat in myelofibrosis and informing current and potential investors and financial analysts about our plans to pursue the potential disease-modifying application of imetelstat in hematologic myeloid malignancies.

     Key 2013 company achievements included rationalizing research and development programs to focus resources on the development of imetelstat for the potential treatment of hematologic myeloid malignancies; support of the investigator-sponsored clinical trial in myelofibrosis being conducted at Mayo Clinic (the “Myelofibrosis IST”); an increase in institutional ownership by approximately 15% to 20%; and research analyst coverage from two new investment banks, MLV & Co. and Piper Jaffray & Co. For details regarding our achievement of corporate goals in 2013, see section entitled “Compensation Discussion and Analysis – 2013 Corporate Goal Achievement Factor” on page 37.

     The Compensation Committee and the Board evaluated our efforts and results of undertaking a significant re-focus of the Company in 2013 and determined that we fully achieved our 2013 corporate goals. The Compensation Committee and the Board also determined that our Named Executive Officers, including our Chief Executive Officer, made crucial efforts towards achievement of our corporate goals, as well as leading individual, team, departmental and functional performance and achievements, despite challenges during the year.

Emphasis on Pay for Performance

     We structure a significant portion of our executive officers’ total compensation to be variable, at risk and tied directly to our measurable performance. For 2013, 72% of our Chief Executive Officer’s total compensation was based on performance, as reported in the “Summary Compensation Table”. “Total compensation” referred to in this Compensation Discussion and Analysis consists of annual base salary, target annual incentive bonus and equity awards.

     Our annual incentive bonus for our Chief Executive Officer is entirely dependent upon our achievement of annual corporate goals established for the year by the Board. Our annual incentive bonus for our other Named Executive Officers is dependent upon achievement of our annual corporate goals as well as each executive officer’s achievement against individual goals and our corporate values. None of our Named Executive Officers are entitled to guaranteed or minimum bonuses under our annual incentive bonus program.

     Our long-term incentive awards for 2013 consist of stock options, which only provide value if the market price of our stock increases and if the executive officer continues in our employment. Therefore, these awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value, keep the executive officers’ total compensation opportunity competitive and encourage our executive officers to remain in the long-term employ of our Company.

     The Compensation Committee believes that this structure, which puts a considerable proportion of the executive officers’ total compensation “at risk,” contingent on the appreciation of Geron’s Common Stock, achievement of specific corporate goals, and continued employment, strongly aligns the interests of our executive officers with those of our stockholders, ties their compensation to the most concrete measure of performance against critical corporate goals and promotes retention.

Market Positioning

     The Compensation Committee actively reviews and assesses our executive compensation program in light of the highly competitive employment environment in the San Francisco Bay Area, the challenge of recruiting, motivating and retaining executive officers in an industry with much longer business cycles than other commercial industries, and evolving compensation governance and best practices.

     The Compensation Committee utilizes Radford, an independent compensation consultant, to assess our executive compensation program against market data. The Compensation Committee generally targeted our Named Executive Officers’ 2013 total compensation (base salary, target annual incentive bonus and equity awards) to be at the 50th to 60th percentile of the total compensation to comparable executive officers based on the market data provided by Radford.

Commitment to Compensation Governance

     We are committed to having strong governance standards with respect to our compensation programs, procedures and practices, which include:

  Independent Compensation Consultant. The Compensation Committee engages, on an annual basis, an experienced, independent compensation consultant who reports directly to the Compensation Committee to advise on executive and equity compensation matters.

  Responsible Internal Pay Equity. For 2013, our Chief Executive Officer’s total cash compensation was less than two and a half times the average total cash compensation of our other Named Executive Officers, which reflects internal fairness and an important benchmark to avoid excessive compensation of the Chief Executive Officer.

  Limited Personal Benefits. Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive any personal benefits other than a housing allowance and travel reimbursement allowance for Dr. Scarlett, our President and Chief Executive Officer.

  No Tax Gross-Ups on Compensation. None of our executive officers receive tax related gross-ups on any element of compensation.

  No Single-Trigger Change in Control Cash Benefits. Executive officer employment agreements and our Amended Severance Plan permit payment of cash benefits in connection with a Change in Control only if an executive officer’s position is terminated or the executive officer resigns due to a material adverse change in his or her employment terms.

  Clawback Terms. Executive officer employment agreements require that an executive officer forfeit his/her entire annual incentive bonus if we determine that such executive officer has engaged in any misconduct intended to affect the payment of his or her annual incentive bonus, or has otherwise engaged in any act or omission that would constitute cause for termination of his/her employment, as defined by his or her employment agreement.

  No Retirement Benefits. We do not offer any pension plans or health benefits during retirement.

  No Hedging or Pledging. Our Insider Trading Policy prohibits employees from engaging in speculative trading activities, including hedging or pledging company securities as collateral. Accordingly, our employees may not hedge the economic risk of, or pledge ownership of, our Common Stock.

Overview of the Executive Compensation Program

Philosophy & Objectives

     The overall objective of the compensation program is to support business objectives by attracting, retaining and engaging the highest caliber of employees, including executive officers, while maintaining a fiscally responsible position in a highly competitive employment environment. Consistent with this overall objective, the goals of the executive compensation program are to:

  pay appropriate cash and equity compensation to executive officers for retention purposes during periods of significant uncertainty (e.g., in 2013, uncertainty due to the discontinuation of key clinical trials in the second half of 2012 and discontinuation of research efforts in the first half of 2013);

  attract and retain executive officers that can capably lead by incentivizing them with competitive cash and non-cash compensation opportunities;

  enable a high performing culture by employing and retaining successful experienced executive officers;

  encourage and inspire the executive officers to achieve key corporate strategic and financial objectives by linking incentive award opportunities to the achievement of individual and corporate goals; and

  align the interests of the executive officers with stockholders by motivating executive officers to focus on achievements that will result in an increase in value for our stockholders and reward executive officers for excellence in performance.

     The Compensation Committee reviews and approves the compensation of our executive officers (except for the Chief Executive Officer, whose compensation is approved by the Board upon recommendation from the Compensation Committee), including salaries, target annual incentive bonuses, equity awards and any other benefits. As discussed in further detail below, the 2013 compensation program for the Named Executive Officers was intended to strike an appropriate balance among base salary, target annual incentive bonuses and equity awards. The Compensation Committee strives to act in the best interests of Geron and our stockholders, as well as to ensure that the elements of compensation do not, individually or in the aggregate, encourage excessive risk taking.

Components

     The components of the executive compensation program consist primarily of base salary, annual incentive bonuses, equity awards and broad-based benefits. To provide competitive total compensation to executive officers, we utilize a mix of cash (base salaries and annual incentive bonuses) and long-term incentives (equity awards) that are competitive with the market. The Compensation Committee has structured our executive compensation program as follows to ensure that executive officers are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable requirements of regulatory bodies.

     The Compensation Committee does not have any formal policies for allocating compensation among the various components of compensation. Instead, the Compensation Committee uses its judgment to establish for each Named Executive Officer a mix of current, short-term and long-term incentive compensation, and equity, cash and non-cash compensation that it believes appropriate to achieve the compensation and corporate objectives described above. However, because we believe it is important to our success to aggressively pursue long-term goals, to avoid excessive risk taking, and to preserve our cash resources, and to further our pay-for-performance philosophy, a significant portion of our Named Executive Officers’ total compensation is comprised of performance-based bonus opportunities and long-term equity awards, which align the executive officers’ incentives with the interests of our stockholders.

Base Salary

     Base salaries serve to provide a fixed amount of compensation to our executive officers for performing daily responsibilities, and also provide stability and security. We establish base salaries for our executive officers when they join our Company or upon promotion. In addition, base salaries for executive officers are reviewed and determined by the Compensation Committee (or the Board with respect to our Chief Executive Officer, upon recommendation from the Compensation Committee) on an annual basis, in consultation with our compensation consultant, based on each executive officer’s position and specific responsibilities, individual performance, level of experience, achievement of corporate and strategic goals, and a review of competitive salary, total compensation market data, and cost of living increases in the San Francisco Bay Area. Any increase in base salary beyond a cost of living increase is based on an evaluation of the individual’s performance, changes in responsibilities or position and the individual’s criticality to our future plans. Increases in base salary, including cost of living increases, typically take effect on January 1st of each calendar year.

     We generally aim to ensure that total compensation for our executive officers, including the Named Executive Officers, are maintained at competitive levels, which levels are generally targeted, on average, at the 50th to the 60th percentile of market data provided by Radford for executive officers in comparable positions with similar responsibilities. The Compensation Committee believes this is appropriate because competition for executive talent is intense in our industry and in our geographic area and continued leadership from our executive officers is deemed critical to our success.

Annual Incentive Bonuses

     Under our annual incentive bonus program, every employee, including executive officers, has an established annual incentive bonus target, which is equal to a percentage of the employee’s base salary. This percentage increases with increasing level of responsibility and title. Each employee’s actual earned annual incentive bonus, if any, is calculated based on: (1) corporate goal achievement (the “corporate goal achievement factor”), (2) individual performance achievements (the “individual performance factor”) and (3) support of corporate values (the “corporate values performance factor”).

     For more senior employees and executive officers, the weighting of corporate goal achievement has greater influence on the annual incentive bonus, as performance from these individuals has a larger impact on performance toward corporate goal achievement. This program is designed to create a direct link between executive compensation and operational and financial goals to provide motivation for executive officers to implement strategic initiatives intended to meet or exceed pre-established corporate goals.

     At the beginning of each year, the Chief Executive Officer presents the annual corporate goals, which generally relate to our operational and financial performance, and recommends weightings for each goal to the Compensation Committee and the Board. The weighting for each corporate goal depends on its importance and business value for Geron and our stockholders. The Board approves the corporate goals and weightings.

     As part of the annual year-end performance review process, the Compensation Committee, taking into consideration recommendations from the Chief Executive Officer, evaluates our overall achievement of the corporate goals during the preceding year and other significant company accomplishments, while taking into consideration the degree of difficulty in achieving the corporate goals and any particular events or circumstances that impacted performance. The corporate goal achievement factor ranges from 0 to 1.0 and is approved by the Board upon recommendation from the Compensation Committee based upon the Board’s assessment of Company achievement of that year’s annual corporate goals.

     The Chief Executive Officer presents to the Compensation Committee written assessments of the performance and achievements, including support of the corporate values, of each of the executive officers (other than himself) for the prior year and recommends the individual performance factor and corporate values performance factor for each executive officer (other than himself). The Compensation Committee reviews and approves the individual performance factor and the corporate values performance factor for each of the executive officers. The corporate values performance factor ranges from 0 to 1.0, based on the extent to which an executive officer, including the Named Executive Officers, other than the Chief Executive Officer, supported corporate value adherence. The individual performance factor ranges from 0 to 1.30, and this is the primary factor that increases an annual incentive bonus above the annual target incentive bonus percentage for any executive officer, including the Named Executive Officers other than the Chief Executive Officer. The Compensation Committee has the discretion to approve an individual performance factor above 1.30 upon evaluation of appropriate criteria. The Chief Executive Officer’s annual incentive bonus is based entirely on the corporate goal achievement factor. The Compensation Committee and the Board have the discretion to approve an annual incentive bonus above the 1.0 corporate goal achievement factor for the Chief Executive Officer in extraordinary circumstances where they determine such increase is warranted. There are no minimum or guaranteed bonus payments for employees, including the Named Executive Officers.

Equity Awards

     Equity awards are designed to encourage high performance by and long-term tenure for executive officers, thereby strongly aligning executive officers’ interests with the interests of our stockholders. We granted equity awards in the form of stock options in 2013. Stock option grants under our 2011 Incentive Award Plan encourage employee ownership in Geron, link pay with performance and align the interests of stockholders and employees. Primarily through sustained growth by and positive price per share performance in our stock, employees, including the Named Executive Officers, will be able to realize gains from equity-based awards. The Compensation Committee (and the Board, with respect to our Chief Executive Officer) determines the size of any stock option grant according to each executive officer’s position, and sets a level it considers appropriate to create an opportunity for reward predicated on increasing stockholder value. The Compensation Committee also takes into account each Named Executive Officer’s recent performance history, his or her potential for future responsibility, and criticality of his or her work. Other factors may include equity awards previously granted, the amount of actual versus theoretical equity value per year that has been derived to date by the individual, the current actual value of the unvested equity grants for each individual, the percentage of stock option grants with exercise prices greater than Geron’s stock price and the number of stock option grants that have expired unexercised as a result of market conditions. The Compensation Committee has the discretion to give relative weight to each of these factors. There is no set formula for the granting of stock options or other equity awards to employees, including the Named Executive Officers. For non-executive employees, the Chief Executive Officer and other executive officers determine the size of any stock option grant or other equity award according to each position and/or the individual’s past performance and criticality of the individual’s work.

     The Compensation Committee grants equity awards to newly hired and existing executive officers, except the Chief Executive Officer, with respect to whom the Board determines equity awards based on the recommendation of the Compensation Committee. Our general policy is to grant stock options and other equity awards on fixed dates determined in advance, although there are occasions when grants are made on other dates. All required approvals are obtained in advance of or on the actual grant date. We grant our stock options and other equity awards independent and irrespective of the existence of any favorable or unfavorable news or developments known or disclosed by us prior to or after such granting.

     The exercise price of all stock option grants is equal to the closing price of Geron Common Stock as reported by the NASDAQ Global Select Market on the date of grant, so employees and executives who receive stock option grants do not realize any compensation from such options unless the stock price increases above the exercise price. In this manner, the interests of our stockholders, and employees and executive officers during their employment, are aligned for the long-term success of Geron.

     Geron’s standard vesting schedule for the first stock option grant awarded to newly hired employees, including executive officers, provides that 12.5% of the shares granted will vest six months after the date of the grant, and the remaining shares will vest in equal monthly installments over the following 42 months so that vesting is complete four years from the date of grant, provided the employee continues to provide services to the Company during that time. Additional option grants made after an employee, including an executive officer, has provided services to the Company for more than six months generally vest monthly from the date of grant over four years.

Broad-Based Benefits and Other Compensation

     Benefit programs include a variety of health insurance plans, 401(k) plan with Company matching, Employee Stock Purchase Plan and flexible spending 125 cafeteria plan covering health and dependent care services. These benefits are offered to all employees, including executive officers. We do not offer pension or other retirement benefits to employees. Currently, Dr. Scarlett also receives housing and travel reimbursement for the commute from his principal residence in Texas.

Role of the Compensation Committee

     The Compensation Committee acts on behalf of the Board with respect to overseeing our compensation policies and programs and in determining compensation for executive officers, including the Named Executive Officers other than our Chief Executive Officer. Compensation Committee members are independent of management and meet the NASDAQ listing standards for independence. Typically, the Compensation Committee meets at least once quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, Senior Director of Human Resources, General Counsel and Radford. The Compensation Committee meets in executive session without the presence of any employees. The Compensation Committee exercises independent judgment in allocating between cash and non-cash, and equity, compensation. In setting the annual level of cash and equity compensation for executive officers, the Compensation Committee typically considers various factors, which include: corporate performance, our achievement toward meeting annual corporate goals, each executive officer’s individual performance, the criticality of each executive officer’s skill set, and market data for our industry. Each of these factors is balanced against Geron’s ability to award cash and equity incentives. The Compensation Committee has the authority to retain special counsel and other experts, including compensation consultants, to support their responsibilities in determining executive officer compensation and related programs. Since December 2011, the Compensation Committee has retained Radford as its independent compensation consultant for their extensive analytical and consulting work in the biotech/pharmaceutical industry. In this capacity, Radford provided documentary support, including industry data from third-party salary survey sources, and recommendations related to cash and equity compensation for executive officers and members of the Board.

     The Compensation Committee reviewed information from Radford about potential conflicts of interest and has analyzed whether the work of Radford as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to Geron by Radford or any other AON Hewitt Company; (ii) the amount of fees Geron paid to Radford or any other AON Hewitt Company as a percentage of the firm’s total revenue; (iii) Radford’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford, any other AON Hewitt Company or the individual compensation advisors employed by Radford with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any Geron Common Stock owned by the individual compensation advisors employed by Radford. Based on these factors, the Compensation Committee determined that there were no conflicts of interest with respect to Radford providing services to the Compensation Committee.

     The Compensation Committee reviews, and thereafter recommends to the Board, both the establishment and achievement of annual corporate goals for the annual incentive bonus program. With respect to achievement of annual corporate goals, the Board considers the recommendations of the Compensation Committee and may accept or modify such recommendations before approval. To aid the Compensation Committee in its responsibilities, the Chief Executive Officer, with assistance from the General Counsel and Senior Director of Human Resources, provides the Compensation Committee with recommendations relating to achievement of our annual corporate goals, individual performance of executive officers and cash and equity compensation recommendations for each executive officer. The Compensation Committee does not consult with any other executive officer with regard to its decisions concerning compensation for executive officers. In making such decisions, the Compensation Committee gives considerable weight to the Chief Executive Officer’s performance evaluations of the executive officers, since he has direct knowledge of the criticality of their work and performance and contributions. The Chief Executive Officer does not participate in the Compensation Committee’s or Board’s deliberations or decisions with regard to his own compensation, which must be approved by the Board.

     In making compensation decisions for 2013, in consultation with Radford, the Compensation Committee reviewed survey data rather than a defined peer group. Radford recommended that the Compensation Committee not define a peer group for 2013 due to the significant changes in our business at the end of 2012, our volatile market capitalization, reduced headcount, declining research and development expenses and necessity to retain key executives resulting from the setbacks in our clinical development program. Accordingly, in making 2013 compensation decisions the Compensation Committee used market data from the Radford Global Life Sciences Survey consisting of 64 comparable companies in the life science industry with market capitalization generally between $150 million and $700 million and headcounts between 80 and 200 employees. We refer to the data from Radford that the Compensation Committee reviewed as the “market data”.

     The Compensation Committee’s general market positioning strategy for 2013, in consultation with Radford, was to target total compensation (consisting of base salary, target annual incentive bonus and equity awards) for our Named Executive Officers to be at the 50th to 60th percentile of the market data for each Named Executive Officer’s position. However, the Compensation Committee retained the ability to set the individual components or total compensation for an individual Named Executive Officer to be above or below the positioning target based on factors such as experience, performance achieved, specific skills or competencies, the desired pay mix (e.g., cash versus equity) and our budget. The Compensation Committee believes this market positioning strategy was necessary and appropriate in order to attract and retain top executive talent in the competitive environment in which we operate.

Compensation Risk Assessment

     The Compensation Committee annually evaluates Geron’s compensation elements of base salary, annual incentive bonuses, equity awards, severance and change in control benefits, other benefits and Geron’s compensation philosophy generally as it relates to all employees. The Compensation Committee reviews the following elements of Geron’s compensation practices that balance our compensation programs to mitigate the risks associated with our compensation practices:

  performance assessment based upon a mix of individual and corporate performance and achievement;

  annual incentive bonuses determined by performance with no minimum payments;

  utilization of a combination of cash and equity awards to encourage short-term and long-term incentives;

  absence of employment agreements or contracts that contain multi-year guarantees of salary increases, non-performance-based bonuses or equity compensation; and

  emphasis on equity amongst our employees and in comparison with external benchmarks.

     The Compensation Committee has reviewed our compensation policies and practices as they relate to all employees and has determined that such policies and practices do not present any risks that are reasonably likely to have a material adverse effect on Geron.

2013 Compensation Decisions

Base Salaries

     In the first quarter of 2013, the Compensation Committee performed their annual analysis of base salaries for all of our executive officers. The Compensation Committee reviewed the market data provided by Radford and noted that the market data showed that each of our Named Executive Officers’ base salaries at the end of 2012 was between the 60th to 75th percentile of the market data. Given the competitive positioning of base salaries and the performance of each of the Named Executive Officers during 2012, the Compensation Committee and, with respect to Dr. Scarlett, the Board, approved 3.5% salary increases as a cost of living adjustment for each of the Named Executive Officers, except for Ms. Bloom, who received an adjustment to her base salary in December 2012 in connection with her promotion to Chief Financial Officer.

     The following 2013 base salaries for the Named Executive Officers were effective as of January 1, 2013.

	2012	Salary	2013
Named Executive Officer	Base Salary	Increase (%)	Base Salary
John A. Scarlett, M.D.	$550,000	3.5%	$569,250
Olivia K. Bloom	$330,000	0%	$330,000	(1)
Andrew J. Grethlein, Ph.D.	$355,000	3.5%	$367,425
Stephen N. Rosenfield, J.D.	$365,000 (2)	3.5%	$377,775	(2)
Melissa A. Kelly Behrs	$330,000	3.5%	$341,550
____________________

(1)	Ms. Bloom’s 2012 base salary was increased to $330,000 in December 2012 in connection with her appointment to Chief Financial Officer and was not further adjusted in January 2013.

(2)	We employ Mr. Rosenfield at 80% time. Thus, the actual base salary paid to Mr. Rosenfield is 80% of the amounts presented in the table.

     In the first quarter of 2014, the Compensation Committee (and the Board with respect to Dr. Scarlett) approved the following 2014 base salaries for our Named Executive Officers: Dr. Scarlett: $586,500; Ms. Bloom: $365,000; Dr. Grethlein: $379,000; Mr. Rosenfield: $390,000 (because we employ Mr. Rosenfield at 80% time, Mr. Rosenfield’s actual base salary is $312,000); and Ms. Behrs: $352,000.

2013 Annual Incentive Bonuses

     The Named Executive Officers’ 2013 annual incentive bonus targets remained at the same levels set since 2010, which ranged from 40% to 60% of base salary depending on the executive officer’s position. The annual incentive bonus targets for senior vice presidents, executive vice presidents and the Chief Executive Officer are currently 40%, 45% and 60%, respectively. In connection with Dr. Scarlett’s employment agreement with us, Dr. Scarlett is eligible to receive an annual incentive bonus target of up to 60% of his annual base salary, payable at the discretion of the Board. For 2013, other than Dr. Scarlett, each Named Executive Officer’s annual incentive bonus was 50% dependent upon achievement of our corporate goals, 30% dependent on their individual performance and achievement and 20% dependent upon individual performance of our corporate values. Dr. Scarlett’s 2013 annual incentive bonus was wholly dependent upon achievement of our corporate goals and at the discretion of the Board. The table below summarizes the annual incentive bonus targets as a percentage of annual salary for each of our Named Executive Officers for 2013, which were effective at the beginning of 2013. The annual incentive bonus targets are designed to, when combined with base salary and equity awards, approximate the 50th to 60th percentile of the market data as provided by Radford.

Annual Incentive Bonus
Named Executive Officer	Target as a % of Salary
John A. Scarlett, M.D.	60%
Olivia K. Bloom(1)	40%
Andrew J. Grethlein, Ph.D.	45%
Stephen N. Rosenfield, J.D.	45%
Melissa A. Kelly Behrs(1)	40%
____________________

(1)	During 2013, both Ms. Bloom and Ms. Behrs were Senior Vice Presidents. Each of Ms. Bloom and Ms. Behrs’ target bonus percentage increased to 45% in 2014 upon promotion to Executive Vice President.

2013 Corporate Goal Achievement Factor

     The table below summarizes the corporate goals approved by the Board for 2013, including assigned weightings, and the Compensation Committee’s and Board’s assessment of our level of achievement of those goals in 2013. The corporate goals in 2013 aimed to advance the overall corporate objective of developing imetelstat for the potential treatment of hematologic myeloid malignancies which included supporting clinical trial progress and directing expenditures into activities with the nearest term value inflection points. Based on the achievements noted below, the Board approved an overall corporate goal achievement factor for 2013 of 100%.

				Percent
		Weighting	Highlights of	Achievement	Total
2013 Corporate Goals		(A)	Company Performance	(B)	(A x B)
1)	Complete appropriate analysis of relevant data from the Myelofibrosis IST and complete strategic assessment and initial development plan for imetelstat in myelofibrosis.	35%	Supported Myelofibrosis IST to complete enrollment of approximately 79 patients. Analyzed and reviewed available data from a 22 patient data set and presented preliminary efficacy data at the ASH annual meeting in December 2013.	100%	35%
2)	Complete integrated assessment of clinical, regulatory, and commercial aspects of potential commercialization path for imetelstat in essential thrombocythemia (ET).	10%	Conducted internal analysis, including consultation with hematologist oncologists, to understand the treatment landscape in ET. Presented to the Board the clinical, regulatory and commercial implications of pursuing development of imetelstat for the potential treatment of ET. Concluded that other hematologic myeloid malignancies bear a more significant unmet medical need.	100%	10%
3)	Complete refinement of telomere length assay, generate proof-of-concept data using the refined assay and assess costs, timelines and probability of technical success of potential “short telomere” Phase 2 trial.	15%	Conducted updated analysis using more mature clinical data and a retest of patient tumor samples with a refined, prospective assay to measure telomere length which did not show a significant correlation between tumor telomere length and treatment effect with imetelstat. Presented these results at the American Association for Cancer Research conference in April 2013. Concluded to discontinue further development of imetelstat in solid tumors and internal translational research activities to develop a diagnostic assay for measuring tumor telomere length.	100%	15%

				Percent
		Weighting	Highlights of	Achievement	Total
2013 Corporate Goals		(A)	Company Performance	(B)	(A x B)
4)	Complete strategic assessment and recommendations regarding discovery research platform.	5%	Presented recommendation to the Board to discontinue discovery research platform based on a review of the timelines and costs to declare a potential IND candidate, as well as intellectual property protection, competition and chance of success, in context of the relative opportunity for imetelstat in hematologic myeloid malignancies.	100%	5%
5)	Develop strategic partnering plan for imetelstat, to include definition of and communication with target partner companies.	6%	Conducted assessment to identify potential partner companies that possess key attributes to enhance development of imetelstat in hematologic myeloid malignancies. Presented assessment to the Board, including plans to initiate discussions about potential synergies.	100%	6%
6)	Develop extramural mechanism of action and other preclinical research and scientific affairs strategy.	4%	Established scientific affairs function to track ongoing research in hematologic myeloid malignancies being performed at academic labs and identify scientists who could perform research for us. Executed sponsored research agreements with key academic laboratories to understand and identify additional hematologic disease indications for imetelstat.	100%	4%
7)	Conduct at least two meetings with 25 potential institutional investors.	5%	Expanded and improved awareness of our business plans and the potential for imetelstat through public investor presentations and at least two meetings with over 30 current and potential investors, which resulted in an increase of institutional ownership of approximately 15% - 20% in 2013.	100%	5%

				Percent
		Weighting	Highlights of	Achievement	Total
2013 Corporate Goals		(A)	Company Performance	(B)	(A x B)
8)	Achieve coverage from at least two new investment banks.	5%	Gained financial research coverage from two new investment banks – Piper Jaffray & Co. and MLV & Co.	100%	5%
9)	Manage expenditures to Board-approved budget.	5%	Controlled expenses to be in line with established budget to maintain sufficient cash resources to advance development of imetelstat.	100%	5%
10)	Continue further organizational development to ensure a high performance culture that engages and motivates the work force and promotes retention of employees.	10%	Retained core capabilities to enable development of imetelstat in hematologic malignancies. Ensured historical and technical knowledge remained intact through organizational transition and re-focus of company resources on hematologic myeloid malignancies.	100%	10%
Total		100%			100%

Individual Performance and Corporate Values Performance Factors

     For all employees in 2013, including the Named Executive Officers other than the Chief Executive Officer, actual individual performance factors ranged from 0.90 to 1.30. Each Named Executive Officer’s 2013 individual performance factor was based on overall performance and achievement, which reflected: his or her support of the 2013 corporate goals; individual, team, departmental and functional performance and achievements, including performance and achievements beyond the corporate, individual, team, departmental and functional goals. Our corporate values are authenticity, accountability, excellence, integrity and respect, and the actual individual corporate values performance factors were 1.0, for each of the Named Executive Officers, who fully supported our corporate values during 2013.

     The following are the annual incentive bonus targets and weighting percentages used to calculate the 2013 annual incentive bonus for each of the Named Executive Officers as well as the 2013 actual bonus percentage awarded.

	(A)	(B)	(C)	(D)	(E)	(F)	(G)	= (A*B*C)
								+ (A*D*E)
								+(A*F*G)
	Annual							Annual
	Incentive		2013				2013	Incentive
	Bonus	Corporate	Corporate		2013		Corporate	Bonus
	Target	Goal	Goal	Individual	Individual	Corporate	Values	Awarded
	as a	Achievement	Achievement	Performance	Performance	Values	Performance	as a % of
Named Executive Officer	% of Salary	Weighting	Factor	Weighting	Factor	Weighting	Factor	Salary
John A. Scarlett, M.D.	60%	100%	1.00	N/A	N/A	N/A	N/A	60.0%
Olivia K. Bloom	40%	50%	1.00	30%	1.10	20%	1.00	41.2%
Andrew J. Grethlein, Ph.D.	45%	50%	1.00	30%	1.10	20%	1.00	46.4%
Stephen N. Rosenfield, J.D.	45%	50%	1.00	30%	1.25	20%	1.00	48.4%
Melissa A. Kelly Behrs	40%	50%	1.00	30%	1.30	20%	1.00	43.6%

     For 2013, the Compensation Committee concurred with Dr. Scarlett’s recommendation for each executive officer’s individual performance and corporate values performance factor, as discussed in detail below.

     Ms. Bloom was awarded an individual performance factor of 1.10 and a corporate values performance factor of 1.0 based primarily on the following achievements:

  executed the appropriate financing initiatives to support our strategic plans, culminating in our public offering completed in early 2014;

  monitored and controlled operating expenses to stay within the approved spending level;

  continued to provide oversight of the accounting operations, compliance with SEC and other regulatory requirements, and preparation of SEC disclosure documents (including our periodic and current reports and proxy materials) and tax documents with no material findings in our yearly audit;

  refocused the Investor Relations function to elevate institutional investor awareness and increase analyst coverage; and

  facilitated the stem cell divestiture transaction, including transfer of assets upon the closing in October 2013.

     Dr. Grethlein was awarded an individual performance factor of 1.10 and a corporate values performance factor of 1.0 based primarily on the following achievements:

  as acting head of Discovery Research in late 2012, led the function toward an optimization of their activities to achieve specific objectives under a clinical research plan;

  led a full strategic assessment of the discovery research platform, including making extensive presentations to the Board to enable the Board to reach the critical decision to stop the discovery research activities in a timely, cost-effective and strategically sound manner;

  led both the Quality and Product Development & Manufacturing functions to fully achieve their internal goals for technical performance, productivity, communication, and decision-making in 2013;

  planned and directed actions to ensure production and distribution of imetelstat drug product to clinical trial sites in compliance with good manufacturing practices; and

  became the responsible manager for the Clinical Operations function in mid-2013 to support the organization due to the departure of our former Chief Medical Officer in May 2013; was instrumental in enabling the Clinical Operations function to achieve its goals in a timely, proficient manner.

     Mr. Rosenfield was awarded an individual performance factor of 1.25 and a corporate values performance factor of 1.0 based primarily on the following achievements:

  provided trusted legal and business guidance, and risk assessments, to the Board and its committees, as evidenced by the quality of the materials prepared, his continued deep involvement in issues and areas where legal guidance and risk mitigation were critical, and by proactively voicing his concerns and options for a number of key activities and decisions taken by the Board;

  provided legal guidance and risk assessments to the senior management and the Company in general, as particularly evidenced by his review of key SEC disclosure documents, press releases and investor presentations;

  led an effort to continually improve the analysis and recommendations for company-wide and executive compensation to the senior management, Board and Compensation Committee of the Board, including compensation initiatives focused on retention value, which has led to greater employee satisfaction;

  supervised the Human Resources and the Legal functions to enable both functions to meet all of their goals despite significant downsizing and conduct of complex transactions such as the stem cell divestiture; and

  provided key business leadership in significantly improving the description of development plans for imetelstat in public presentations, such as investor presentations and conference call scripts.

     Ms. Behrs was awarded an individual performance factor of 1.30 and a corporate values performance factor of 1.0 based primarily on the following achievements:

  led the Program Management function to ensure roll-out of a refined multi-disciplinary team system to appropriately reflect the evolving (i.e., reduced) scope of our programs post-restructuring and to fit the cultural needs of the organization;

  led the completion of all GRN1005 program wind-down activities and comprehensive transition of the program back to Angiochem within planned timelines, and closely managed spend related to such activities;

  became the interim head of Regulatory Affairs and reviewed and supervised compliance with FDA standards, including meeting time-critical reporting deadlines;

  recruited and trained new internal personnel and external consultants to provide regulatory operational support as well as regulatory strategy; and

  organized and directed preparation for meeting with the FDA to discuss development plans for imetelstat which provided important feedback for the design of a future planned Geron-sponsored Phase 2 clinical trial in myelofibrosis.

2013 Annual Incentive Bonus for Chief Executive Officer

     Because Dr. Scarlett’s 2013 annual incentive bonus is structured to be 100% dependent on corporate goal achievement, the Compensation Committee recommended and the Board determined that Dr. Scarlett should receive 100% of his target annual incentive bonus of 60%. The Board did not exercise its discretion to approve an annual bonus above the 1.0 corporate goal achievement factor for Dr. Scarlett.

2013 Equity Awards

     The Compensation Committee granted stock options to all employees on February 12, 2013, except for the Chief Executive Officer whose stock options were granted by the Board on February 13, 2013. To determine the appropriate size of the February 2013 option grants to each of the Named Executive Officers, the Compensation Committee first pre-approved an option grant benchmarking guideline provided by Radford that was based on employee level. This guideline recommended a target number of options that could be awarded to an employee, including the Named Executive Officers, based on an individual’s position. For the Named Executive Officers, equity awards were targeted to be at the 50th to 60th percentile of the market data provided by Radford. The Compensation Committee determined that the equity awards granted to the Named Executive Officers in 2013 should continue to consist of stock options rather than restricted stock awards that vest over time because stock options deliver future value only if the value of our stock increases above the exercise price. The Compensation Committee believed that this structure was the best approach for 2013 for incentivizing our executive officers to increase stockholder value.

     Each of our Named Executive Officers received the following stock option grants in February 2013:

2013 Stock
Option Grant
Named Executive Officer	(# of shares)
John A. Scarlett, M.D.	1,340,000
Olivia K. Bloom	400,000
Andrew J. Grethlein, Ph.D.	300,000
Stephen N. Rosenfield, J.D.	420,000
Melissa A. Kelly Behrs	300,000

     The exercise price for the February 2013 stock option grants was equal to the closing price of Geron Common Stock as reported by the NASDAQ Global Select Market on the date of grant and the vesting schedule is monthly over four years from the date of grant, provided the employee continued to provide services to Geron and had been employed for more than six months at the time of grant. See the section entitled “Grants of Plan-Based Awards for 2013” on page 49 for additional information regarding stock option awards to Named Executive Officers in 2013.

     In September 2013, the Compensation Committee approved modifications to outstanding options held by Ms. Bloom, Mr. Rosenfield and Ms. Behrs to extend the post-termination exercise period for vested options granted prior to 2013 from 90 days to two years in the event of certain types of qualifying terminations, as further described in the section entitled “Severance and Change in Control Benefits”, to align with the terms of these options to those of the other Named Executive Officers.

     The Board approved a stock option grant to purchase 1,340,000 shares to Dr. Scarlett on February 11, 2014 and the Compensation Committee approved a stock option grant to purchase 400,000 shares to each of our other Named Executive Officers on February 10, 2014.

Other Compensation

     Geron offers a comprehensive array of benefit programs to its employees, including Named Executive Officers. These include:

  comprehensive medical, dental, vision coverage and life insurance;

  a “cafeteria” plan administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended (the “Code”). The cafeteria plan includes Geron’s medical and dental insurance, medical reimbursement, and dependent care reimbursement plans;

  a 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. For 2013, we matched 75% of each employee’s annual contributions in Geron Common Stock, subject to a certain vesting schedule commencing from the employee’s start date; and

  the Employee Stock Purchase Plan, which is implemented and administered pursuant to Section 423 of the Code.

     Executive officers pay for 30% of their health premium cost, which is deducted from their gross salary. Other employees pay either 16% or 25% of their health premium cost.

     We do not offer any pension plans or health benefits during retirement.

Perquisites

     In accordance with his employment agreement, Dr. Scarlett receives reimbursement for housing (not to exceed $2,000 per month) and travel costs (not to exceed $20,000 per year) in connection with the commute from his personal residence in Texas. Dr. Scarlett does not receive separate compensation for serving as a member of our Board.

Employment Agreements

     We have entered into a written employment agreement with each of the Named Executive Officers setting forth the terms of their employment. The agreements also provide for certain severance benefits upon a covered termination of the Named Executive Officer’s employment, and for accelerated vesting of options in connection with a change in control transaction, which terms are further described below under the section entitled “Severance and Change in Control Benefits.” Each of our Named Executive Officers is employed “at will”.

     We entered into an employment agreement with Dr. Scarlett dated September 29, 2011 in connection with his commencement of employment with us. The employment agreement provides that Dr. Scarlett will receive an annual base salary of $550,000, subject to increase, and that he is eligible to receive an annual discretionary bonus targeted at 60% of his annual base salary. Dr. Scarlett will also be reimbursed for out-of-pocket rent expenses not to exceed $2,000 per month and out-of-pocket commuting expenses not to exceed $20,000 per year. The employment agreement additionally provided for a stock option grant to purchase 1,000,000 shares of Geron Common Stock that was granted in 2011. On February 11, 2014, we amended Dr. Scarlett’s employment agreement to provide for an annual base salary of $586,500, subject to increase, and to include a clawback provision that provides that Dr. Scarlett’s annual discretionary bonus is subject to forfeiture or repayment to the Company should the Company determine, in its reasonable discretion, that Dr. Scarlett has engaged in any misconduct intended to affect the payment of his annual discretionary bonus, or has otherwise engaged in any act or omission that would constitute cause for termination of employment (the “clawback provision”).

     We entered into an employment agreement with Ms. Bloom dated December 7, 2012, in connection with her appointment as our Senior Vice President, Finance, Chief Financial Officer and Treasurer. The employment agreement provides that Ms. Bloom will receive an annual base salary of $330,000 and that she is eligible to receive an annual discretionary bonus targeted at 40% of her annual base salary. On September 24, 2013, we amended Ms. Bloom’s employment agreement to provide that Ms. Bloom’s annual discretionary bonus is subject to forfeiture or repayment to the Company pursuant to the same clawback provision described above for Dr. Scarlett, but with respect to Ms. Bloom. On February 11, 2014, in connection with her promotion to Executive Vice President, we amended Ms. Bloom’s employment agreement to provide for an annual base salary of $365,000, subject to increase, and an annual discretionary bonus targeted at 45% of her annual base salary.

     We entered into an employment agreement with Dr. Grethlein effective September 17, 2012, in connection with his commencement of employment with us. The employment agreement provides that Dr. Grethlein will receive an annual base salary of $355,000 and that he is eligible to receive an annual discretionary bonus targeted at 45% of his annual base salary. The employment agreement additionally provided for a stock option grant to purchase 600,000 shares of Geron Common Stock which was granted in 2012. On February 11, 2014, we amended Dr. Grethlein’s employment agreement to provide for an annual base salary of $379,000, subject to increase, and to provide that Dr. Grethlein’s annual discretionary bonus is subject to forfeiture or repayment to the Company pursuant to the same clawback provision described above for Dr. Scarlett, but with respect to Dr. Grethlein.

     We entered into an employment agreement with Mr. Rosenfield effective February 16, 2012, in connection with his commencement of employment with us. The employment agreement provides that Mr. Rosenfield will receive an annual base salary of $292,000, pro-rated to reflect Mr. Rosenfield’s 80% of a full time work schedule, and that he is eligible to receive an annual discretionary bonus targeted at 45% of his annual base salary. The employment agreement additionally provided for a stock option grant to purchase 425,000 shares of Geron Common Stock which was granted to Mr. Rosenfield in 2012. On September 24, 2013, we amended Mr. Rosenfield’s employment agreement to provide that Mr. Rosenfield’s annual discretionary bonus is subject to forfeiture or repayment to the Company pursuant to the same clawback provision described above for Dr. Scarlett, but with respect to Mr. Rosenfield.

     We entered into an employment agreement with Ms. Behrs effective January 31, 2013, which provides that Ms. Behrs will receive an annual base salary of $341,550, subject to increase, and that she is eligible to receive an annual discretionary bonus targeted at 40% of her annual base salary. On September 24, 2013, we amended Ms. Behrs’ employment agreement to provide that Ms. Behrs’s annual discretionary bonus is subject to forfeiture or repayment to the Company pursuant to the same clawback provision described above for Dr. Scarlett, but with respect to Ms. Behrs. On February 11, 2014, in connection with her promotion to Executive Vice President, we amended Ms. Behrs’ employment agreement to provide for an annual base salary of $352,000, subject to increase, and an annual discretionary bonus targeted at 45% of her annual base salary.

Severance and Change in Control Benefits

     Our Named Executive Officers are entitled to certain severance and change in control benefits under the terms of our Amended Severance Plan, their employment agreements and our equity plans. These severance and change in control provisions are intended to allow employees, including Named Executive Officers, to focus their attention on business operations of Geron in the face of the potentially disruptive impact of a proposed change in control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change in control of Geron.

     The Compensation Committee believes that the severance benefits we offer remain essential to fulfill the objective to recruit, retain and develop key management talent in the competitive market. These arrangements enable us to recruit and retain high-quality new management talent because they provide reasonable protection to the executive officer in the event that he or she is not retained under limited circumstances. We do not provide for any excise tax gross-ups in the Amended Severance Plan or in any individual agreement with a Named Executive Officer.

Amended Severance Plan

     In September 2002, the Board approved a Severance Plan that became effective on January 21, 2003 (the “2003 Severance Plan”). The 2003 Severance Plan was subsequently amended and restated in October 2006, December 2008, February 2013 and May 2013 (collectively referred to herein as the “Amended Severance Plan”). The May 2013 amendment included modifications that require a “double trigger” for cash severance benefits paid to employees, including Named Executive Officers in the event of a Change in Control, as defined below, so that benefits are paid only upon a Change in Control and a termination of employment, either by the Company or because the employee resigns due to a material change in their employment terms. Prior to the May 2013 amendment, the Amended Severance Plan provided “single trigger” benefits that would be paid automatically upon a Change in Control.

     The Amended Severance Plan applies to all employees, including the Named Executive Officers, who are not subject to a performance improvement plan; however, severance payments under the employment agreements are generally reduced by the same type of severance payments the Named Executive Officer is entitled to under the Amended Severance Plan, to prevent duplication of benefits.

     The Amended Severance Plan provides for each employee to receive a severance payment upon certain triggering events. A non-change in control triggering event is defined by the Amended Severance Plan as an event where an employee who is not subject to an ongoing performance improvement plan is terminated without cause. Severance payments in the case of a non-change in control triggering event range from two to nine months of base salary and continued premium payments for continued health benefits under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), depending on the non-executive employee’s position with Geron, payable in a lump-sum payment. The Amended Severance Plan does not provide for severance payments to the Named Executive Officers in the case of a non-change in control triggering event. Any severance payment to be provided to the Named Executive Officer in connection with a non-change in control triggering event is detailed in such Named Executive Officer’s employment agreement.

     A Change in Control triggering event is defined by the Amended Severance Plan as a termination (i) without Cause in connection with a Change in Control (which has the same definition as under the 2011 Incentive Award Plan described below) or within 12 months following a Change in Control; provided, however, that if an individual is terminated by the Company in connection with a Change in Control but immediately accepts employment with the Company’s successor or acquirer, they will not be deemed to be covered by this subsection, unless (i) they are subsequently terminated without Cause by the successor or acquirer within the 12 months following the Change in Control; (ii) an individual resigns their employment with the Company because in connection with a Change in Control, they are offered terms of employment (new or continuing) by the Company or the Company’s successor or acquirer within 30 days after the Change in Control that results in a material change in the terms of their employment. For purposes of the foregoing, a material change in terms of employment shall occur if one of the following events occurs without the employee’s consent: (a) their base salary is materially reduced from that in effect immediately prior to the Change in Control, or (b) if as of the Change in Control they are employed at the director level or above, they are subject to a material reduction in their duties (including responsibilities and/or authority), or (c) their principal work location is to be moved to a location that is either (i) more than 45 miles from their principal work location immediately prior to the Change in Control or (ii) more than 30 miles farther from their principal weekday residence than was their principal work location immediately prior to the Change in Control, or (d) the Company or the Company’s successor or acquirer materially breaches the terms of any employment or similar service agreement with the employee; provided, however, that to resign due to a material change in terms of their employment, the employee must (1) provide written notice to the Company’s General Counsel within 30 days after the first occurrence of the event giving rise to a material change in their terms of employment setting forth the basis for their resignation, (2) allow the Company at least 30 days from receipt of such written notice to cure such event, and (3) if such event is not reasonably cured within such period, the employee resignation from all positions they then hold with the Company is effective not later than 90 days after the expiration of the cure period; or (iii) after accepting (or continuing) employment with the Company or the Company’s successor or acquirer after a Change in Control, the employee resigns their employment within 12 months following the Change in Control due to a material change in terms of their employment as defined above.

     Under the Amended Severance Plan, upon a Change in Control triggering event, each of our Named Executive Officers is entitled to a payment equal to 15 months (18 months, with respect to Dr. Scarlett) of his base salary and payment of COBRA premiums for up to 15 months (18 months, with respect to Dr. Scarlett).

     For purposes of the Amended Severance Plan, “Cause” generally means an employee’s (i) continued failure to satisfactorily perform duties; (ii) willful act or omission constituting dishonesty, fraud or other malfeasance against the Company; (iii) conviction of a felony; (iv) debarment by the U.S. Food and Drug Administration from working in or providing services to any pharmaceutical or biotechnology company or other ineligibility under any law or regulation to perform the employee’s duties to the Company; or (v) breach of any material Company policies.

Employment Agreements

     Under Dr. Scarlett’s employment agreement, in the event of a Covered Termination and subject to a release of claims against Geron, Dr. Scarlett will be entitled to (i) any unpaid annual incentive bonus to which he would have become entitled for any fiscal year that ends on or before the termination date had he remained employed through the payment date, payable in a single lump-sum payment; (ii) a lump-sum severance payment equal to 24 months of his base salary then in effect as of such termination; (iii) continued healthcare coverage as permitted under COBRA for a period of one year following a Covered Termination at the same cost as in effect immediately prior to such termination; and (iv) the vested portion of any stock options or other exercisable equity interest in Geron will remain outstanding until the earlier of the second anniversary of the date of termination and the original expiration date of such award. In addition, Dr. Scarlett’s employment agreement provides that the initial option granted to him will vest in full upon a change in control if he is providing services through the date of such change in control. As described above, Dr. Scarlett is also eligible to participate in Geron’s Amended Severance Plan, provided that any severance benefits payable under Dr. Scarlett’s employment agreement, other than annual discretionary bonuses and extended exercisability of any stock options or equity awards, shall be reduced by the amount of severance or other cash payable to Dr. Scarlett under the Amended Severance Plan.

     Under the employment agreements for each of the other Named Executive Officers, in the event of a Covered Termination and subject to a release of claims against Geron, each Named Executive Officer will be entitled to (i) a lump-sum severance payment equal to 12 months of base salary then in effect as of such termination, (ii) a pro-rated portion of any target annual incentive bonus; (iii) continued COBRA coverage for a period of one year following a Covered Termination; and (iv) the vested portion of any stock options or other exercisable equity interest in Geron in either case shall remain outstanding until the earlier of the second anniversary of the date of termination and the original expiration date of such award. In addition, stock options granted to each of the Named Executive Officers will vest in full upon a Change in Control (as defined in the relevant equity plan under which the options were granted) if the Named Executive Officer is providing services through the date of such Change in Control. As described above, each of the Named Executive Officers is also eligible to participate in Geron’s Amended Severance Plan, provided that any severance benefits payable under the Named Executive Officer’s employment agreements, other than annual discretionary bonuses and extended exercisability of any stock options or equity awards, shall be reduced by the amount of severance or other cash payable to the Named Executive Officers under the Amended Severance Plan.

     For the purposes of the Named Executive Officers’ employment agreements, a “Covered Termination” generally means an Involuntary Termination Without Cause that occurs at any time, provided that such termination constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and “Involuntary Termination Without Cause” generally means an executive officer’s dismissal or discharge other than (i) for cause or (ii) following an involuntary or voluntary filing of bankruptcy, an assignment for the benefit of creditors, a liquidation of our assets in a formal proceeding or otherwise or any other event of insolvency by Geron, in any case, without an offer of comparable employment by Geron or a successor, acquirer, or affiliate of Geron.

     For purposes of the Named Executive Officers’ employment agreements, “Cause” generally means the executive’s (i) willful act or omission constituting dishonesty, fraud or other malfeasance against the Company; (ii) conviction of a felony; (iii) debarment by the U.S. Food and Drug Administration from working in or providing services to any pharmaceutical or biotechnology company or other ineligibility under any law or regulation to perform the employee’s duties to the Company; or (iv) breach of any material Company policies.

Equity Plans

     In the event of a Change in Control of Geron (defined below), the 2011 Incentive Award Plan provides that each outstanding award shall continue in effect or be assumed or an equivalent award substituted by the successor corporation or parent or subsidiary of the successor corporation; in the event the successor corporation refuses to assume or substitute for the awards, the administrator of the 2011 Incentive Award Plan may cause any or all of such awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such awards to lapse. For purposes of the 2011 Incentive Award Plan, a “Change in Control” generally means and includes each of the following: (a) as a result of any merger or consolidation, the voting securities of Geron outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 49% of the combined voting power of the voting securities of Geron or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) during any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the board of directors, and any new directors whose election by such board of directors or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such board of directors who were either directors on such board of directors at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof; (c) any individual, entity or group becomes the beneficial owner of more than 20% of the then outstanding shares of Geron Common Stock; (d) any sale of all or substantially all of the assets of Geron; or (e) the complete liquidation or dissolution of Geron.

     In the event of a merger, acquisition or similar change in control, the 1996 Directors’ Stock Option Plan, the 2002 Equity Incentive Plan and the 2006 Directors’ Plan provide through the plan or the individual stock option or restricted stock award agreements or both, that each outstanding option and award held by all employees or outside directors will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction and each other type of award shall be fully vested unless, in the case of all of such plans, the employee or outside director receives a substitute for such option or award with comparable terms or, in the case of both the 2002 Equity Incentive Plan and the 2006 Directors’ Plan, the option or award is assumed by a successor corporation. In addition, upon the occurrence of such transaction, the 2002 Equity Incentive Plan and the 2006 Directors’ Plan provide that all of the outstanding repurchase rights of Geron with respect to shares of Common Stock acquired upon exercise of options granted, as well as shares of restricted stock, under the 2002 Equity Incentive Plan and the 2006 Directors’ Plan will terminate.

Tax and Accounting Implications for Executive Compensation

     The Compensation Committee is responsible for addressing the issues raised by Section 162(m) of the U.S. Internal Revenue Code, which makes certain “non-performance-based” compensation to certain executives of Geron in excess of $1,000,000 non-deductible to us. To qualify as “performance-based” under Section 162(m), compensation payments must be determined pursuant to a plan, by a committee of at least two “outside” directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders and the outside directors or the Compensation Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded.

     The Compensation Committee will continue to examine the effects of Section 162(m), to monitor the level of compensation paid to executive officers and take appropriate action in response to the provisions of Section 162(m), to the extent practicable while maintaining competitive compensation practices. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee reserves the right to recommend and award compensation that is not deductible under Section 162(m).

     In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

COMPENSATION COMMITTEE REPORT

     Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2013.

     Submitted on March 27, 2014 by the members of the Compensation Committee of the Board of Directors:

Robert J. Spiegel, M.D., FACP	Compensation Committee Chair
Thomas Hofstaetter, Ph.D.	Compensation Committee Member
V. Bryan Lawlis, Ph.D.	Compensation Committee Member

This Section is not “soliciting material,” is not deemed “ filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, other than in Geron’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

2013 Summary Compensation Table

     The following table includes information concerning compensation for the years ended December 31, 2013, 2012 and 2011 to our Principal Executive Officer, Principal Financial Officer and our three other most highly compensated executive officers of the Company as of December 31, 2013 (our “Named Executive Officers”).

						Non-Equity	All
				Stock	Option	Incentive	Other
		Salary	Bonus	Awards	Awards	Plan	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	Compensation(2)	($)(3)	($)
John A. Scarlett, M.D.(4)	2013	$569,250	$—	$—	$1,308,242	$341,550	$59,299	$2,278,341
President and Chief Executive Officer	2012	550,000	39,600 (5)	—	410,111	290,400	54,842	1,344,953
	2011	141,731	—	—	1,165,900	—	12,091	1,319,722

Olivia K. Bloom(6)	2013	$330,000	$—	$—	$462,899	$135,960	$28,297	$957,156
Executive Vice President, Finance,	2012	259,038	—	—	174,602	114,654	30,524	578,818
Chief Financial Officer and Treasurer	2011	210,963	—	210,250	125,445	71,300	30,315	648,273

Andrew J. Grethlein, Ph.D.(7)	2013	$367,425	$—	$—	$294,630	$170,301	$34,219	$866,575
Executive Vice President,	2012	103,542	—	—	649,140	44,577	4,347	801,606
Technical Operations

Stephen N. Rosenfield, J.D.(8)	2013	$302,220	$—	$—	$415,916	$146,199	$19,039	$883,374
Executive Vice President, General	2012	255,500	—	—	685,510	133,371	112,900	1,187,281
Counsel and Corporate Secretary

Melissa A. Kelly Behrs	2013	$341,550	$—	$—	$417,480	$148,916	$38,310	$946,256
Executive Vice President, Portfolio and	2012	330,000	—	—	243,630	132,000	36,255	741,885
Alliance Management	2011	320,000	—	238,313	125,445	107,500	39,449	830,707
____________________

(1)	Amounts represent the aggregate grant date fair value of stock awards and option awards granted during the applicable fiscal year as calculated in accordance with FASB ASC Topic 718. For additional information, refer to Note 11 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying the valuation of equity awards and the calculation method. For 2013, amounts shown under the “Option Awards” column for Ms. Bloom, Mr. Rosenfield and Ms. Behrs also include the aggregate incremental fair value associated with the modification of stock options modified in 2013, which option modifications are described in the section entitled “Compensation Discussion and Analysis – 2013 Equity Awards” on page 41. Refer to the supplemental table under “Outstanding Equity Awards at Fiscal Year-End” on page 51 for information as to each Named Executive Officers’ unvested stock award holdings and vested and unvested stock option holdings, and page 49 for the number of stock options granted during 2013.

For 2011, amounts shown under the “Stock Awards” column for Mses. Bloom and Behrs exclude the grant date fair value for performance-based restricted stock awards of 40,000 shares for each of Ms. Bloom and Ms. Behrs granted in 2011 that vest upon the attainment of certain performance conditions based upon the probable outcome of the performance conditions, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The grant date fair values of the restricted stock awards with performance-related conditions determined in accordance with FASB ASC Topic 718 based upon achieving maximum level of performance under the respective performance conditions for 2011 was $186,000 for each of Ms. Bloom and Ms. Behrs.

(2)	Amounts disclosed under “Non-Equity Incentive Plan Compensation” column represent the annual incentive bonuses earned pursuant to our annual incentive bonus plan. For further discussion see the section entitled “Compensation Discussion and Analysis – 2013 Annual Incentive Bonuses” on page 36.

(3)	Amounts shown include: (i) housing and travel allowance; (ii) the portion of life and health insurance premiums paid by the Company; and (iii) the matching contributions made to the Geron 401(k) Plan on behalf of the Named Executive Officers. These amounts for the year ended December 31, 2013 were as follows:

	Housing
	and Travel	Insurance	401(k)
	Allowance	Premiums	Match	Total
Named Executive Officer	($)	($)	($)(a)	($)
John A. Scarlett, M.D.	$43,877	$15,422	$—	$59,299
Olivia K. Bloom	$—	$15,172	$13,125	$28,297
Andrew J. Grethlein, Ph.D.	$—	$21,094	$13,125	$34,219
Stephen N. Rosenfield, J.D.	$—	$1,789	$17,250	$19,039
Melissa A. Kelly Behrs	$—	$21,060	$17,250	$38,310
____________________
(a)	Under Geron’s 401(k) Plan, all participating employees may contribute up to the annual Internal Revenue Service contribution limit. In December 2013 the Board approved a matching contribution equal to 75% of each employee’s annual contributions during 2013. The matching contribution is invested in Geron Common Stock and vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. The 2013 match was made on February 5, 2014, based on the closing price of our Common Stock on that date of $4.51 per share.

(4)	Dr. Scarlett joined the Company in September 2011.

(5)	Amount represents the discretionary portion of the incentive bonus awarded to Dr. Scarlett in 2012.

(6)	Ms. Bloom was appointed Senior Vice President, Finance, and Chief Financial Officer in December 2012.

(7)	Dr. Grethlein joined the Company in September 2012.

(8)	Mr. Rosenfield joined the Company in February 2012. Mr. Rosenfield served as a consultant to the Company from October 2011 to January 2012. The consulting fees paid to him in 2012 are included in the “All Other Compensation” column.

Grants of Plan-Based Awards for 2013

     The following table sets forth information regarding grants of (or modifications to) plan-based awards with respect to each of the Named Executive Officers for the fiscal year ended December 31, 2013:

					All
				Estimated	Other
				Possible	Option
				Payouts Under	Awards:		Grant Date
				Non-Equity	Number of	Exercise	Fair Value of
				Incentive Plan	Securities	Price	Stock and
				Awards	Underlying	of Stock	Option
	Grant		Approval	Target(1)	Options	Options	Awards
Named Executive Officer	Date		Date	($)	(#)	($/Sh)	($)(2)
John A. Scarlett, M.D.	2/13/13	(3)	2/13/13	—	1,340,000	$1.50	$1,308,242
	—		—	$341,550	—	—	—

Olivia K. Bloom	2/12/13	(4)	2/12/13	—	400,000	$1.51	$392,840
	—		—	$132,000	—	—	—
	5/17/12	(5)	9/24/13	—	215,000	1.41	14,216
	5/20/11	(5)	9/24/13	—	50,000	4.65	7,287
	5/19/10	(5)	9/24/13	—	20,000	5.29	3,414
	5/29/09	(5)	9/24/13	—	20,000	6.52	3,843
	5/29/09	(5)	9/24/13	—	7,500	6.52	1,441
	5/29/09	(5)	9/24/13	—	20,000	6.52	3,843
	5/28/08	(5)	9/24/13	—	10,829	3.97	2,041
	5/28/08	(5)	9/24/13	—	20,000	3.97	3,769
	5/23/07	(5)	9/24/13	—	20,000	9.32	4,804
	5/24/06	(5)	9/24/13	—	33,750	6.63	10,051
	5/6/05	(5)	9/24/13	—	30,000	6.40	10,258
	5/27/04	(5)	9/24/13	—	20,000	7.56	5,092

Andrew J. Grethlein, Ph.D.	2/12/13	(4)	2/12/13	—	300,000	$1.51	$294,630
	—		—	$165,341	—	—	—

Stephen N. Rosenfield, J.D.	2/12/13	(4)	2/12/13	—	420,000	$1.51	$412,482
	—		—	$135,999	—	—	—
	11/1/11	(5)	9/24/13	—	36,000	2.22	3,434

Melissa A. Kelly Behrs	2/12/13	(4)	2/12/13	—	300,000	$1.51	$294,630
	—		—	$136,620	—	—	—
	5/17/12	(5)	9/24/13	—	300,000	1.41	19,837
	5/20/11	(5)	9/24/13	—	50,000	4.65	7,287
	5/19/10	(5)	9/24/13	—	50,000	5.29	8,535
	5/19/10	(5)	9/24/13	—	10,000	5.29	1,707
	5/29/09	(5)	9/24/13	—	50,000	6.52	9,609
	5/29/09	(5)	9/24/13	—	20,000	6.52	3,843
	5/28/08	(5)	9/24/13	—	14,167	3.97	2,670
	5/28/08	(5)	9/24/13	—	50,000	3.97	9,422
	5/23/07	(5)	9/24/13	—	50,000	9.32	12,009
	5/24/06	(5)	9/24/13	—	60,000	6.63	17,868
	5/6/05	(5)	9/24/13	—	60,000	6.40	20,515
	5/27/04	(5)	9/24/13	—	37,500	7.56	9,548

____________________

(1)	This column sets forth the target amount of each Named Executive Officer’s annual incentive bonus award for the fiscal year ended December 31, 2013 under our annual incentive bonus plan. Accordingly, the amounts set forth in this column do not represent actual compensation earned by the Named Executive Officers for the fiscal year ended December 31, 2013. For the actual compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2013, see the section entitled “2013 Summary Compensation Table” on page 47. For further discussion see the section entitled “Compensation Discussion and Analysis – 2013 Annual Incentive Bonuses” on page 36.

(2)	Amounts represent the grant date fair value of each stock option granted in 2013 or the incremental fair value associated with the modification of each stock option modified in 2013, as applicable, calculated in accordance with FASB ASC Topic 718. For additional information, refer to Note 11 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying the valuation of option awards and the calculation method.

(3)	Stock option vests in a series of 48 equal consecutive monthly installments commencing February 13, 2013, provided the executive officer continues to provide services to the Company.

(4)	Stock option vests in a series of 48 equal consecutive monthly installments commencing February 12, 2013, provided the executive officer continues to provide services to the Company.

(5)	In September 2013, the Compensation Committee approved modifications to outstanding options held by Ms. Bloom, Mr. Rosenfield and Ms. Behrs to extend the post-termination exercise period for vested options from 90 days to two years in the event of certain types of qualifying terminations for options granted prior to 2013, to align with the terms of options currently being granted to Named Executive Officers. The stock options reported in the table above and identified by this footnote (5) represent the same stock options that were originally granted prior to 2013 at the exercise price on the original grant date, with the shares as shown representing the shares that remain subject to the modified stock options, and the amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column with respect to the modified stock options represents the incremental fair value on the modification date associated with those modified stock options. For purposes of these modified stock options, the “Grant Date” represents the original grant date for these modified options, which is the grant date determined for financial statement reporting purposes pursuant to ASC 718 and was not changed as a result of the modification; accordingly, the “Approval Date,” for purposes of the modified stock options represents the date the Compensation Committee modified the options, or the modification date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

     Employment Agreements. Each of our Named Executive Officers has entered into a written employment agreement with Geron. Descriptions of our employment agreements with our Named Executive Officers are included under the section entitled “Compensation Discussion and Analysis – Employment Agreements” on page 42. Our Named Executive Officers are entitled to certain severance benefits payable in connection with a Covered Termination and upon a change in control of Geron described under the section entitled “Compensation Discussion and Analysis – Severance and Change in Control Benefits” on page 43.

     Severance Plan. Our Amended Severance Plan provides for all of our employees, including each of our Named Executive Officers, to receive a cash severance payment and other benefits upon certain trigger events. Descriptions of our Amended Severance Plan is included under the section entitled “Compensation Discussion and Analysis – Severance and Change in Control Benefits” on page 43.

     Annual Incentive Bonuses. We provide for annual incentive bonuses to reward executive officers for performance in the prior fiscal year. For more information regarding our annual incentive bonus plan, see the section entitled “Compensation Discussion and Analysis – 2013 Annual Incentive Bonuses” on page 36.

     Equity Awards. All stock options awarded to our Named Executive Officers during 2013 were granted under our 2011 Incentive Award Plan, or the 2011 Plan. Descriptions of the terms of the stock options granted to our Named Executive Officers are included under the section entitled “Compensation Discussion and Analysis

– Components – Equity Awards” on page 33. Events that can accelerate the vesting of our stock options are described above under the section entitled “Compensation Discussion and Analysis – Severance and Change in Control Benefits” on page 43.

     Our 2011 Plan was approved by our Board and our stockholders in 2011 and replaced our Amended and Restated 2002 Equity Incentive Plan. The 2011 Plan provides for the grant of stock options, restricted stock, restricted stock units, performance awards and other stock and cash awards. The exercise price of a stock option may not be less than 100% of the closing price of Geron Common Stock as reported by the NASDAQ Global Select Market on the date of grant. Stock options generally have a term of ten years, but may terminate sooner in connection with the holder’s termination of service with us. Stock options vest based on conditions determined by the Compensation Committee or the Board, which typically include continued service, but may also include performance goals and/or other conditions. All equity awards under the 2011 Plan are subject to acceleration under certain change in control circumstances described under the section entitled “Compensation Discussion and Analysis – Severance and Change in Control Benefits” on page 43.

Outstanding Equity Awards at Fiscal Year-End

     The following table includes information with respect all outstanding equity awards held by our Named Executive Officers as of December 31, 2013.

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
									Market	Plan	Market or
									Value	Awards:	Payout
									of	Number	Value of
									Shares	of	Unearned
									or	Shares,	Shares,
			Number	Number					Units	Units or	Units or
			of	of				Number of	of	Other	Other
			Securities	Securities				Shares or	Stock	Rights	Rights
			Underlying	Underlying				Units of	That	That	That
			Unexercised	Unexercised	Option			Stock	Have	Have	Have
			Options	Options	Exercise	Option		That Have	Not	Not	Not
	Grant		Exercisable	Unexercisable	Price	Expiration	Grant	Not Vested	Vested	Vested	Vested
Named Executive Officer	Date		(#)	(#)	($)	Date	Date	(#)	($)(1)	(#)	($)(1)
John A. Scarlett, M.D.	9/29/11	(2)	562,500	437,500	$2.16	9/29/21
	5/17/12	(3)	199,896	305,104	$1.41	5/17/22
	2/13/13	(3)	279,167	1,060,833	$1.50	2/13/23

Olivia K. Bloom	5/27/04		20,000	—	$7.56	5/27/14	5/29/09(4)	2,500	$11,850
	5/6/05		30,000	—	$6.40	5/6/15	5/19/10(4)	5,000	$23,700
	5/24/06		33,750	—	$6.63	5/24/16	5/20/11(4)	18,750	$88,875
	5/23/07		20,000	—	$9.32	5/23/17	5/20/11(5)	8,000	$37,920
	5/28/08		20,000	—	$3.97	5/28/18	5/20/11(6)			5,000	$23,700
	5/28/08		10,829	—	$3.97	5/28/18
	5/29/09		20,000	—	$6.52	5/29/19
	5/29/09		7,500	—	$6.52	5/29/19
	5/29/09		20,000	—	$6.52	5/29/19
	5/19/10	(3)	17,917	2,083	$5.29	5/19/20
	5/20/11	(3)	32,292	17,708	$4.65	5/20/21
	5/17/12	(3)	85,104	129,896	$1.41	5/17/22
	2/12/13	(3)	83,333	316,667	$1.51	2/12/23

Andrew J. Grethlein, Ph.D.	9/19/12	(7)	187,500	412,500	$1.70	9/19/22
	2/12/13	(3)	62,500	237,500	$1.51	2/12/23

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
									Market	Plan	Market or
									Value	Awards:	Payout
									of	Number	Value of
									Shares	of	Unearned
									or	Shares,	Shares,
			Number	Number					Units	Units or	Units or
			of	of				Number of	of	Other	Other
			Securities	Securities				Shares or	Stock	Rights	Rights
			Underlying	Underlying				Units of	That	That	That
			Unexercised	Unexercised	Option			Stock	Have	Have	Have
			Options	Options	Exercise	Option		That Have	Not	Not	Not
	Grant		Exercisable	Unexercisable	Price	Expiration	Grant	Not Vested	Vested	Vested	Vested
Named Executive Officer	Date		(#)	(#)	($)	Date	Date	(#)	($)(1)	(#)	($)(1)
Stephen N. Rosenfield, J.D.	11/1/11	(8)	36,000	—	$2.22	11/1/21
	2/16/12	(9)	194,792	230,208	$2.14	2/16/22
	5/17/12	(10)	79,167	120,833	$1.41	5/17/22
	2/12/13	(3)	87,500	332,500	$1.51	2/12/23

Melissa A. Kelly Behrs	5/27/04		37,500	—	$7.56	5/27/14	5/29/09(4)	6,250	$29,625
	5/6/05		60,000	—	$6.40	5/6/15	5/19/10(4)	12,500	$59,250
	5/24/06		60,000	—	$6.63	5/24/16	5/20/11(4)	18,750	$88,875
	5/23/07		50,000	—	$9.32	5/23/17	5/20/11(5)	13,125	$62,213
	5/28/08		50,000	—	$3.97	5/28/18	5/20/11(6)			20,000	$94,800
	5/28/08		14,167	—	$3.97	5/28/18
	5/29/09		50,000	—	$6.52	5/29/19
	5/29/09		20,000	—	$6.52	5/29/19
	5/19/10	(3)	44,792	5,208	$5.29	5/19/20
	5/19/10		10,000	—	$5.29	5/19/20
	5/20/11	(3)	32,292	17,708	$4.65	5/20/21
	5/17/12	(3)	118,750	181,250	$1.41	5/17/22
	2/12/13	(3)	62,500	237,500	$1.51	2/12/23
____________________

(1)	The market values of the unvested restricted stock awards are calculated by multiplying the number of such unvested restricted stock awards shown in the table by the closing share price of our ordinary shares on December 31, 2013, which was $4.74.

(2)	Stock option vests as follows: 125,000 shares on March 29, 2012, and the remaining 875,000 shares in a series of 42 equal consecutive monthly installments commencing from March 29, 2012, provided the executive officer continues to provide services to the Company.

(3)	Stock option vests in a series of 48 equal consecutive monthly installments commencing from the date of grant, provided the executive officer continues to provide services to the Company.

(4)	Restricted stock award vests in a series of four equal consecutive annual installments commencing on the date of grant, provided the executive officer continues to provide services to the Company.

(5)	Restricted stock award vests in a series of two equal consecutive annual installments commencing from May 28, 2011, provided the executive officer continues to provide services to the Company.

(6)	Restricted stock award vests in full upon achievement of a clinical development milestone related to Phase 3 clinical trials for the GRN1005 program during a 37-month performance period. We decided to discontinue development of GRN1005 in December 2012; accordingly, we will not achieve this clinical development milestone. However, the restricted stock award remains outstanding and subject to potential vesting acceleration in connection with certain change in control events.

(7)	Stock option vests as follows: 75,000 shares on March 17, 2013 and the remaining 525,000 shares in a series of 42 equal consecutive monthly installments commencing from March 17, 2013, provided the executive officer continues to provide services to the Company.

(8)	Stock option was granted in connection with Mr. Rosenfield’s consulting agreement prior to his employment with the Company.

(9)	Stock option vests as follows: 53,125 shares on August 16, 2012 and the remaining 371,875 shares in a series of 42 equal consecutive monthly installments commencing from August 16, 2012, provided the executive officer continues to provide services to the Company.

(10)	Stock option vests as follows: 12,500 shares on August 17, 2012 and the remaining 187,500 shares in a series of 45 equal consecutive monthly installments commencing from August 17, 2012, provided the executive officer continues to provide services to the Company.

Option Exercises and Restricted Stock Awards Vested in 2013

     No restricted stock awards held by the Named Executive Officers vested, and no options were exercised by the Named Executive Officers during the year ended December 31, 2013.

Pension Benefits

     None of the Named Executive Officers participates in or has an account balance under any pension or qualified or non-qualified defined benefit retirement plans sponsored by the Company.

Non-Qualified Deferred Compensation

     None of the Named Executive Officers participates in or has an account balance under non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company.

Potential Payments Upon Termination or Change in Control

     See discussion of potential payments upon termination or change in control in the section entitled, “Compensation Discussion and Analysis – Severance and Change in Control Benefits.”

     The table below summarizes potential maximum payments under the Amended Severance Plan, or individual employment agreements, as applicable, for the Named Executive Officers and our equity plans if a qualifying termination and/or change in control event occurred on December 31, 2013:

		Covered	Termination	Change in
		Termination	Without Cause or	Control
		(No Change in	for Good Reason	Without
Named Executive Officer	Benefit	Control)(1)	(Change in Control)(2)(3)	Termination(3)
John A. Scarlett, M.D.	Severance	$1,480,050	$1,480,050
	Continued
	Healthcare
	Benefits	41,096	41,096
	Option and
	Restricted
	Stock Vesting	—	8,603,250	$8,603,250
Total		$1,521,146	$10,124,396	$8,603,250

Olivia K. Bloom	Severance	$462,000	$544,500
	Continued
	Healthcare
	Benefits	20,297	25,371
	Option and
	Restricted
	Stock Vesting	—	2,222,233	$2,222,233
Total		$482,297	$2,792,104	$2,222,233

Andrew J. Grethlein, Ph.D.	Severance	$532,766	$624,623
	Continued
	Healthcare
	Benefits	28,418	35,522
	Option and
	Restricted
	Stock Vesting	—	2,793,000	$2,793,000
Total		$561,184	$3,453,145	$2,793,000

Stephen N. Rosenfield, J.D.	Severance	$438,219	$513,774
	Continued
	Healthcare
	Benefits	1,789	2,236
	Option and
	Restricted
	Stock Vesting	—	3,218,320	$3,218,320
Total		$440,008	$3,734,330	$3,218,320

Melissa A. Kelly Behrs	Severance	$478,170	$563,558
	Continued
	Healthcare
	Benefits	28,384	35,480
	Option and
	Restricted
	Stock Vesting	—	2,356,671	$2,356,671
Total		$506,554	$2,955,709	$2,356,671

____________________

(1)	Amounts represent lump-sum severance payments, target annual incentive bonus and continued healthcare benefits that could be paid to the Named Executive Officer upon a Covered Termination, not in connection with a change in control transaction on December 31, 2013, under such Named Executive Officer’s employment agreement as of December 31, 2013. Descriptions of the severance payments in the event of the Covered Termination provided for under such Named Executive Officer’s employment agreement are included under the section entitled “Compensation Discussion and Analysis – Severance and Change in Control Benefits” on page 43. Any payments made under the Named Executive Officer’s employment agreement would be deducted from payments due under the Amended Severance Plan.

(2)	Amounts represent lump-sum severance payments, target annual incentive bonus, continued healthcare benefits and the value of acceleration of stock award vesting, if any, that could be paid to the Named Executive Officer under such Named Executive Officer’s employment agreement and/or our Amended Severance Plan in the event of the Covered Termination or Change in Control triggering event on December 31, 2013, as applicable. Any payments made under the Named Executive Officer’s employment agreement would be deducted from payments due under the Amended Severance Plan.

(3)	Amounts represent the intrinsic value of options that would become fully vested and exercisable and restricted stock awards that would fully vest upon a change in control (assuming that the options and stock awards were not continued or substituted by the successor corporation), regardless of termination, based on a market value of $4.74 per share of Common Stock as of December 31, 2013. Drs. Scarlett and Grethlein and Mr. Rosenfield do not hold any restricted stock awards.

EQUITY COMPENSATION PLANS

     The following table summarizes information with respect to equity awards under Geron’s equity compensation plans at December 31, 2013:

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon exercise	exercise price	future issuance under
	of outstanding	of outstanding	equity compensation
	options, warrants	options, warrants	plans (excluding securities
	and rights(1)	and rights	reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by
security holders	15,576,216 (2)	$3.04	16,470,654 (3)
Equity compensation plans not approved by
security holders	470,000 (4)	$3.75	—
Total	16,046,216	$3.06	16,470,654
____________________

(1)	The table does not include information regarding Geron’s 401(k) Plan. The Geron 401(k) Plan permits us to make matching contributions on behalf of plan participants, which matching contributions are made in Common Stock and vest ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. As of December 31, 2013, there were approximately 1,088,958 shares of Common Stock held in this plan.

(2)	Consists of 3,348,125 shares to be issued upon exercise of outstanding options under the 2002 Equity Incentive Plan, 10,483,310 shares under the 2011 Incentive Award Plan, 255,000 shares under the 1996 Directors’ Stock Option Plan and 1,489,781 shares under the 2006 Directors’ Plan.

(3)	Consists of 263,404 shares of Common Stock reserved for issuance under the 1996 Employee Stock Purchase Plan, 15,655,348 shares of Common Stock reserved for issuance under the 2011 Incentive Award Plan and 551,902 shares of Common Stock reserved for issuance under the 2006 Directors’ Plan. No shares are available for issuance under the 1992 Stock Option Plan, 2002 Equity Incentive Plan or 1996 Directors’ Stock Option Plan.

(4)	Represents outstanding warrants issued in conjunction with consulting services. For further details, see Note 11 of the consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on March 17, 2014.

PROPOSAL 4

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

     We have been informed by Ernst & Young LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in Geron or our affiliates.

     Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Geron and our stockholders.

Vote Required and Board Recommendation

     Stockholder ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at this meeting. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 4

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent registered public accounting firm. Under the Audit Committee’s charter, all engagements of the independent registered public accounting firm must be approved in advance by the Audit Committee. The Chairperson of the Audit Committee must be notified at any time the fees for a specific project exceed 20% of the approved budget for authorization to continue the project. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements. For each quarterly Audit Committee meeting, management prepares a schedule of all fees paid to Ernst & Young LLP during the previous quarter and estimated fees for projects contemplated in the following quarter.

     Upon recommendation by the Audit Committee, the Board selected Ernst & Young LLP to act in the same capacity for the fiscal year ending December 31, 2014. We have been informed by Ernst & Young LLP, to the best of their knowledge, that neither the firm nor any of its members or their associates has any financial interest, direct or indirect in Geron or our affiliates.

Audit Fees and All Other Fees

     The Audit Committee approved 100% of all audit, tax and other services provided by Ernst & Young LLP in 2013 and 2012. The total fees paid to Ernst & Young LLP for the last two fiscal years are as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2013	December 31, 2012
Audit Fees(1)	$541,321	$493,263
Audit Related Fees	—	—
Tax Fees(2)	—	2,868
All Other Fees(3)	1,305	1,795
____________________

(1)	Audit Fees include the integrated audit of annual consolidated financial statements and internal control over financial reporting, audits of certain subsidiaries, reviews of quarterly consolidated financial statements included in Quarterly Reports on Forms 10-Q, consultations on matters addressed during the audit or quarterly reviews, and services provided in connection with SEC filings, including consents and comment and comfort letters.

(2)	Tax Fees consist of services related to the filing of tax returns and other assistance with tax compliance.

(3)	Amounts represent fees for access to Ernst & Young’s technical research portal.

AUDIT COMMITTEE REPORT

     The Audit Committee of Geron Corporation’s Board of Directors is comprised of three independent directors as required by the listing standards of NASDAQ. The Audit Committee operates pursuant to a written charter adopted and amended by the Board in March 2012. A copy of the Audit Committee’s amended and restated charter is available on our website at www.geron.com.

     The members of the Audit Committee in 2013 were Ms. Eastham (Chairperson), Dr. Lawlis (who joined in May 2013) and Messrs. Bradbury, Fritzky and Kiley. Messrs. Fritzky and Kiley retired from the Audit Committee in May 2013. The Board has determined that all members of the Audit Committee in 2013 were, and all members of the Audit Committee in 2014 are, financially literate as required by NASDAQ. The Board has also determined that Ms. Eastham and Mr. Bradbury are audit committee financial experts as defined by NASDAQ.

     The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities regarding (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm serving as our auditors and (iv) the performance of the independent registered public accounting firm.

     Management is responsible for Geron’s internal controls and financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Geron’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2013 with management and the independent registered public accounting firm serving as the Company’s independent auditors.

2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board, other professional standards, membership provisions of the SEC Practice Session, and other SEC rules, as currently in effect.

3)	The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence.

4)	The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the independent auditor’s independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Geron’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

     Submitted on March 7, 2014 by the members of the Audit Committee of Geron’s Board of Directors.

Karin Eastham (Chairperson)
Daniel M. Bradbury
V. Bryan Lawlis, Ph.D.
____________________

This Section is not “soliciting material,” is not deemed “ filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percentage of the outstanding shares of Common Stock, which, according to the information supplied to us, are beneficially owned by: (i) each person, or group of affiliated persons, who is known by us to be a beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors and nominees for director, (iii) each of our Named Executive Officers, as defined on page 27 and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, CA 94025. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of February 11, 2014.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total
Directors/Nominees and Named Executive Officers:
Daniel M. Bradbury(2)	23,334	*
Karin Eastham(3)	175,824	*
Thomas Hofstaetter, Ph.D.(4)	140,439	*
Hoyoung Huh, M.D., Ph.D.(5)	314,953	*
V. Bryan Lawlis, Ph.D.(6)	81,667	*
Susan M. Molineaux, Ph.D.(7)	30,021	*
Robert J. Spiegel, M.D., FACP(8)	142,671	*
Melissa A. Kelly Behrs(9)	839,798	*
Olivia K. Bloom(10)	602,571	*
Andrew J. Grethlein, Ph.D.(11)	331,434	*
Stephen N. Rosenfield, J.D.(12)	505,813	*
John A. Scarlett, M.D.(13)	1,400,209	*
All directors and executive officers as a group (13 persons)(14)	4,842,067	3.01%
5% Beneficial Holders:
FMR LLC(15)	19,848,193	12.66%
245 Summer Street, Boston, MA 02210
BlackRock, Inc.(16)	11,299,430	7.21%
40 East 52nd Street, New York, NY 10022
____________________

*	Represents beneficial ownership of less than 1% of Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock exercisable pursuant to the exercise of options held by that person that are currently exercisable or exercisable within 60 days of February 11, 2014 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Applicable percentages are based on 156,823,374 shares outstanding on February 11, 2014, adjusted as required by rules promulgated by the SEC. The persons named in this table, to the best of our knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)	Consists of 23,334 shares issuable upon the exercise of outstanding options held by Daniel M. Bradbury exercisable within 60 days of February 11, 2014.

(3)	Consists of 21,449 shares held directly by Karin Eastham, 8,875 shares held under unvested restricted stock awards and 145,500 shares issuable upon the exercise of outstanding options held by Ms. Eastham exercisable within 60 days of February 11, 2014.

(4)	Consists of 23,330 shares held directly by Thomas Hofstaetter, 5,734 shares held under unvested restricted stock awards and 111,375 shares issuable upon the exercise of outstanding options held by Dr. Hofstaetter exercisable within 60 days of February 11, 2014.

(5)	Consists of 86,099 shares held by Hoyoung Huh, 33,750 shares held under unvested restricted stock awards and 195,104 shares issuable upon the exercise of outstanding options held by Dr. Huh exercisable within 60 days of February 11, 2014.

(6)	Consists of 81,667 shares issuable upon the exercise of outstanding options held by V. Bryan Lawlis exercisable within 60 days of February 11, 2014.

(7)	Consists of 6,687 shares held by the Molineaux Family Trust and 23,334 shares issuable upon the exercise of outstanding options held by Dr. Molineaux exercisable within 60 days of February 11, 2014.

(8)	Consists of 32,671 shares held directly by Robert J. Spiegel, 5,000 shares held under unvested restricted stock awards and 105,000 shares issuable upon exercise of outstanding options held by Dr. Spiegel exercisable within 60 days of February 11, 2014.

(9)	Consists of 92,505 shares held directly by Melissa A. Kelly Behrs, 70,625 shares held under unvested restricted stock awards and 676,668 shares issuable upon exercise of outstanding options held by Ms. Behrs exercisable within 60 days of February 11, 2014.

(10)	Consists of 94,783 shares held directly by Olivia K. Bloom, 39,250 shares held under unvested restricted stock awards and 468,538 shares issuable upon the exercise of outstanding options held by Ms. Bloom exercisable within 60 days of February 11, 2014.

(11)	Consists of 2,267 shares held directly by Andrew J. Grethlein and 329,167 shares issuable upon the exercise of outstanding options held by Dr. Grethlein exercisable within 60 days of February 11, 2014.

(12)	Consists of 17,624 shares held directly by Stephen N. Rosenfield and 488,189 shares issuable upon the exercise of outstanding options held by Mr. Rosenfield exercisable within 60 days of February 11, 2014.

(13)	Consists of 125,000 shares held by the John A. Scarlett III 1999 Trust and 1,275,209 shares issuable upon exercise of outstanding options held by Dr. Scarlett exercisable within 60 days of February 11, 2014.

(14)	Consists of shares beneficially owned by our current directors and executive officers as described in footnotes (2) through (13), and includes 253,333 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 11, 2014 held by one additional executive officer.

(15)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by FMR LLC on February 10, 2014, reporting beneficial ownership as of January 31, 2014. The Schedule 13G filed by the reporting person provides information only as of January 31, 2014, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between January 31, 2014 and February 11, 2014.

(16)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 29, 2014, reporting beneficial ownership as of December 31, 2013. The Schedule 13G/A filed by the reporting person provides information only as of December 31, 2013, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2013 and February 11, 2014.

CERTAIN TRANSACTIONS

     There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of our Common Stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the sections entitled “Executive Compensation Tables” and “Compensation of Directors,” other than with respect to the indemnification agreements described below, and as described below under “Participation in Public Offering.”

Certain Transactions With or Involving Related Persons

Participation in Public Offering

     On February 4, 2014, we completed an underwritten public offering of 25,875,000 shares of our Common Stock at a price to the public of $4.00 per share. Net cash proceeds from the public offering were approximately $96.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Based on information provided to us, FMR LLC, which beneficially own more than 5% of our outstanding Common Stock, purchased 5,625,000 shares in the public offering from the underwriters for a total purchase price of $22.5 million (based on the price to the public of $4.00 per share). To our knowledge, no other holder of 5% of our outstanding Common Stock participated in the offering. None of our directors or executive officers participated in the offering, nor did any of such persons have a direct or indirect material interest in the offering. Since this offering was public, with the price to the public in the offering determined by a book building process with the underwriters, the offering was not specifically reviewed in advance as a related-party transaction. However, the offering was approved by our Board and a Pricing Committee of our Board, and consistent with our Audit Committee charter, the Audit Committee subsequently reviewed the offering.

Indemnity Agreements

     We have entered into indemnity agreements with all of our officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason for his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Policies and Procedures

     Our Audit Committee is responsible for reviewing and approving all related party transactions, which would include a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000, not including transactions involving compensation for services provided to Geron as an employee, director, consultant or similar capacity by a related person. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at www.geron.com in the Investor Relations section under “Corporate Governance.”

     Where a transaction has been identified as a related-person transaction, management would present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation would include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Geron of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Audit Committee relies on information supplied by Geron’s executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to Geron, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated,

(c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Geron and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of Geron Common Stock and other equity securities. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from such directors, executive officers and stockholders that no other reports were required, we believe that during fiscal year ended December 31, 2013, all Reporting Persons complied with the applicable Section 16(a) reporting requirements.

Stockholder Nominations and Proposals for 2015 Annual Meeting

     We expect to hold our 2015 Annual Meeting of Stockholders in May 2015. All proposals or director nominations of stockholders intended to be presented at the 2015 Annual Meeting of Stockholders must be directed to the attention of our Corporate Secretary, at the address set forth on the first page of this Proxy Statement.

     If you wish to bring a proposal before the stockholders or nominate a director at the 2015 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not earlier than the close of business on January 20, 2015 and not later than the close of business on February 19, 2015. However, if the 2015 Annual Meeting of Stockholders is not held between April 20, 2015 and July 19, 2015, the notice must be delivered no later than the 90th day prior to the 2015 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2015 Annual Meeting of Stockholders is made. In addition, our Bylaws provide that the stockholder’s notice must include certain information for the person making the proposal or the nomination for director, including:

  name and address;

  the class and number of shares of the Company, owned of record or beneficially owned;

  any derivative, swap or other transaction which gives economic risk similar to ownership of shares of the Company;

  any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

  any agreement, arrangement, understanding or relationship, engaged in to increase or decrease the level of risk related to, the voting power with respect to, and certain other arrangements or agreements with respect to, shares of the Company;

  any performance-related fees that the proposing/nominating person is entitled, based on any increase or decrease in the value of any shares of the Company; and

  any other information required by the SEC to be disclosed in a proxy statement or certain other filings.

     The stockholder’s notice must also include information for each proposed director nominee, including:

  the same information as for the nominating person set forth above;

  all information required to be disclosed in a proxy statement in connection with election of directors; and

  financial or other relationships between the nominating person and the nominee during the past three years.

Copies of our Bylaws may be obtained from our Corporate Secretary.

     Stockholders who wish to submit a proposed nominee for election to the Board should send written notice to the Nominating and Corporate Governance Committee Chairman, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, CA 94025, within the time periods set forth above. Such notification should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, the class and number of shares of the Company, owned beneficially and of record by such stockholder or beneficial owner, and all information regarding the nominee that would be required to be included in the Company’s proxy statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any directorships held by the nominee during the past five years. The Nominating and Corporate Governance Committee will consider stockholder nominees on the same terms as nominees selected by the Nominating and Corporate Governance Committee.

     The Nominating and Corporate Governance Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must meet the objective independence requirements set forth by the SEC and NASDAQ, 2) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 3) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation and 4) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct. In addition, the Nominating and Corporate Governance Committee may consider the following criteria, among others:

(i)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(ii)	experience in our industry and with relevant social policy concerns;

(iii)	experience as a board member of other publicly held companies;

(iv)	expertise in an area of our operations; and

(v)	practical and mature business judgment, including the ability to make independent analytical inquiries.

     The Nominating and Corporate Governance Committee does not specifically consider diversity in identifying nominees for election as a director. However, specific experience or expertise that could assist Geron in developing our clinical product opportunity provides added value and insight to the Board. In general, the Nominating and Corporate Governance Committee aspires the Board to be comprised of individuals that represent a diversity of professional experience, perspective and experience, and who portray characteristics of diligence, commitment, mutual respect and professionalism with an emphasis on consensus building. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at Geron.

     Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

General

     Your proxy is solicited on behalf of our Board of Directors. Unless otherwise directed, proxies will be voted at the annual meeting (or an adjournment or postponement thereof), “FOR” all of the nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. If any matter other than those described in this Proxy Statement were to be properly submitted for a vote at the Annual Meeting, or with respect to any adjournment or postponement thereof, the proxy holders appointed by the Board will have the discretion to vote on those matters for you as they see fit.

By Order of the Board of Directors,

Stephen N. Rosenfield Executive Vice President, General Counsel and Corporate Secretary
April 4, 2014

APPENDIX A

GERON CORPORATION
2014 EMPLOYEE STOCK PURCHASE PLAN

RECOMMENDED BY THE COMPENSATION COMMITTEE FOR APPROVAL BY THE BOARD OF DIRECTORS: MARCH 3, 2014

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 10, 2014

APPROVED BY THE STOCKHOLDERS: _______, 2014

1. GENERAL; PURPOSE.

     (a) This Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. This Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. Defined terms used in this Plan are set forth in Section 16.

     (b) The Company, by means of this Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2. ADMINISTRATION.

     (a) The Board will administer this Plan unless and until the Board delegates administration of this Plan to a Committee or Committees, as provided in Section 2(c).

     (b) The Board will have the power, subject to, and within the limitations of, the express provisions of this Plan:

          (i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

          (ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in this Plan.

          (iii) To construe and interpret this Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of this Plan and Purchase Rights. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan, in a manner and to the extent it deems necessary or expedient to make this Plan fully effective.

          (iv) To settle all controversies regarding this Plan and Purchase Rights granted hereunder.

          (v) To suspend or terminate this Plan at any time as provided in Section 13.

          (vi) To amend this Plan at any time as provided in Section 13.

          (vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that this Plan be treated as an Employee Stock Purchase Plan.

          (viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in this Plan by Employees who are foreign nationals or employed outside the United States.

     (c) The Board may delegate some or all of the administration of this Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of this Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer this Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of this Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of this Plan.

     (d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES OF COMMON STOCK SUBJECT TO THIS PLAN.

     (a) Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under this Plan will not exceed 1,000,000 shares of Common Stock.

     (b) If any Purchase Right granted under this Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under this Plan.

     (c) The stock purchasable under this Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. GRANT OF PURCHASE RIGHTS; OFFERING.

     (a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into this Plan and treated as part of this Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

     (b) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on any Purchase Date within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately following the purchase of shares of Common Stock on such Purchase Date, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day following such Purchase Date.

5. ELIGIBILITY.

     (a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under this Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

     (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

          (i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

          (ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

     (c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

     (d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to this Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time. In all cases, this $25,000 limit will be determined in accordance with regulations applicable under Section 423(b)(8) of the Code. In particular, this limit will be determined based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under this Plan, and pursuant to any other Company or Related Corporation plans intended to qualify as an employee stock purchase plan under Section 423 of the Code, and (ii) the number of shares subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to this Plan and any other such Company or Related Corporation plan intended to qualify as an Employee Stock Purchase Plan.

     (e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under this Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6. PURCHASE RIGHTS; PURCHASE PRICE.

     (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under this Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 10% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

     Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, the Board may specify that a Participant’s Contribution rate will be decreased to 0% of the Participant’s earnings at such time during any Offering which is scheduled to end during the current calendar year that the aggregate of all Contributions accumulated with respect to such Offering and any other Offering ending within the same calendar year equal $21,250.

     (b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

     (c) In connection with each Offering made under this Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date during such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

     (d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

          (i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

          (ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

     (a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under this Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.

     (b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under this Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

     (c) Purchase Rights granted pursuant to any Offering under this Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate in such Offering. For purposes of the foregoing, a Participant will be treated as an Employee while the Participant is on military leave, sick leave or other bona fide leave of absence agreed to in writing by the Company or a Related Corporation, if applicable, if the period of such leave does not exceed three months, or if longer, so long as the Participant’s right to reemployment with the Company or a Related Corporation, if applicable, upon the expiration of such leave is provided either by statute or by contract. The Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

     (d) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 11.

     (e) Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions.

8. EXERCISE OF PURCHASE RIGHTS.

     (a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by this Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

     (b) In any Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date within such Offering, and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of such Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under this Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

     (c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under this Plan are covered by an effective registration statement pursuant to the Securities Act and this Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to this Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or this Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and this Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and this Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9. OTHER RESTRICTIONS.

     (a) The Board may provide that any shares of Common Stock issued to a Participant under this Plan will be precluded from trading in an open market transaction for one year following the Purchase Date of such shares, and in such case, certificates evidencing such shares will bear a restrictive legend reflecting such restriction.

     (b) The terms and conditions of Purchase Rights granted under this Plan to, and the purchase of Shares of Common Stock by, persons subject to Section 16 of the Exchange Act will comply with the applicable provisions of Rule 16b-3. This Plan will be deemed to contain, and such Purchase Rights will contain, and the shares of Common Stock issued upon exercise thereof will be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10. COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over this Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under this Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

11. DESIGNATION OF BENEFICIARY.

     (a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under this Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. If a Participant is married and the designated beneficiary is not the Participant’s spouse, the Company may require spousal consent for such designation to be effective. The Company may, but is not obligated to, permit the Participant (subject to spousal consent, if applicable and required by the Company) to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

     (b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

     (a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to this Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

     (b) In the event of a dissolution or liquidation of the Company, all Offerings under this Plan will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the Board.

     (c) In the event of a Corporate Transaction, each outstanding Purchase Right under this Plan will be assumed or an equivalent right will be substituted for such Purchase Right by the successor corporation (or a parent or subsidiary of such successor corporation), unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten any Offerings then in progress by setting a new Purchase Date prior to the Corporate Transaction (the “New Purchase Date”). If the Board sets a new Purchase Date pursuant to the preceding sentence, then (i) the Board will notify each Participant in writing, at least 10 days prior to the New Purchase Date, that the Purchase Date for such Participant’s outstanding Purchase Rights has been changed to the New Purchase Date, (ii) such Participant’s accumulated Contributions will be used to purchase shares of Common Stock automatically on the New Purchase Date under such Purchase Rights, unless the Participant withdraws from the applicable Offering prior to the New Purchase Date in accordance with Section 7(b), and (iii) such Purchase Rights will terminate immediately after such purchase.

     For purposes of this Section 12(c), a Purchase Right granted under this Plan will be deemed to be assumed if, following the Corporate Transaction, the Purchase Right confers the right to purchase, for each share of Common Stock subject to the Purchase Right immediately prior to the Corporate Transaction, the same consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Corporate Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the Purchase Right to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

13. AMENDMENT, TERMINATION OR SUSPENSION OF THIS PLAN.

     (a) The Board may amend this Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 12(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of this Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under this Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under this Plan or materially reduces the price at which shares of Common Stock may be purchased under this Plan,

(iv) materially extends the term of this Plan, or (v) expands the types of awards available for issuance under this Plan, but in each of (i) through (v) above, only to the extent stockholder approval is required by applicable law or listing requirements.

     (b) The Board may suspend or terminate this Plan at any time. No Purchase Rights may be granted under this Plan while this Plan is suspended or after it is terminated.

     (c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of this Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the date this Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

     Notwithstanding anything in this Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit payroll withholdings in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with this Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

14. EFFECTIVE DATE OF PLAN.

     This Plan will become effective on the date of the annual meeting of stockholders of the Company held in 2014, provided this Plan is approved by the Company’s stockholders at such meeting. No Purchase Rights will be exercised unless and until this Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date this Plan is adopted (or if required under Section 13(a) above, materially amended) by the Board.

15. MISCELLANEOUS PROVISIONS.

     (a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

     (b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

     (c) This Plan and Offering do not constitute an employment contract. Nothing in this Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

     (d) The provisions of this Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

16. DEFINITIONS.

     As used in this Plan, the following definitions will apply to the capitalized terms indicated below:

     (a) “Board” means the Board of Directors of the Company.

     (b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to this Plan or subject to any Purchase Right after the date this Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

     (c) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

     (d) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

     (e) “Common Stock” means the common stock of the Company.

     (f) “Company” means Geron Corporation, a Delaware corporation.

     (g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

     (h) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Related Corporations;

          (ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

          (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

     (i) “Director” means a member of the Board.

     (j) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in this Plan.

     (k) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of this Plan.

     (l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

     (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     (n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.

     (o) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

     (p) “Offering Date” means a date selected by the Board for an Offering to commence.

     (q) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

     (r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

     (s) “Plan” means this Geron Corporation 2014 Employee Stock Purchase Plan.

     (t) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

     (u) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

     (v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to this Plan.

     (w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (x) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (y) “Securities Act” means the Securities Act of 1933, as amended.

     (z) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

GERON CORPORATION C/O COMPUTERSHARE 350 INDIANA ST., SUITE 750 GOLDEN, CO 80401
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GERON CORPORATION

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except

1.	To elect the three nominees for director named below to hold office as Class III members of the Board of Directors until the 2017 annual meeting of stockholders.	☐	☐	☐

Nominees:

	01)	Karin Eastham
	02)	V. Bryan Lawlis, Ph.D.
	03)	Susan M. Molineaux, Ph.D.

To withhold voting for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2.	To approve the 2014 Employee Stock Purchase Plan.	☐	☐	☐

3.	To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the accompanying Proxy Statement.	☐	☐	☐

4.	To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

NOTE: This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appear(s) hereon, and returned in the enclosed envelope.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Letter to Stockholders, Notice and 2014 Proxy Statement and 2013 Annual Report on Form 10-K
are available at www.proxyvote.com.

M70242-P49599

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GERON CORPORATION
2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2014

The undersigned stockholder of Geron Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 2014, and hereby appoints John A. Scarlett, M.D., and Stephen N. Rosenfield, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2014 Annual Meeting of Stockholders of Geron Corporation to be held on May 20, 2014, at 8:00 a.m. Pacific Daylight Time at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, CA 94065 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows:

  "FOR" the election of the three nominees for director named in the accompanying Proxy Statement to hold office as Class III members of the Board of Directors until the 2017 annual meeting of stockholders;
  "FOR" proposal 2, to approve the 2014 Employee Stock Purchase Plan;
  "FOR" proposal 3, to approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the accompanying Proxy Statement;
  "FOR" proposal 4, to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014;

and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)